UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMERISERV FINANCIAL, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

AMERISERV FINANCIAL, INC.

P.O. BOX 430

JOHNSTOWN, PENNSYLVANIA 15907-0430

To Be Held April 26, 2011

Mailed to Security Holders on or about March 21, 2011

AmeriServ Financial, Inc.

P. O. Box 430

Johnstown, Pennsylvania 15907-0430

814-533-5158

March 21, 2011

Dear Fellow Shareholder:

AmeriServ Financial, Inc.’s annual meeting of shareholders will be held on Tuesday, April 26, 2011, at 1:30 p.m., Eastern Time, at Sunnehanna Country Club, 1000 Sunnehanna Drive, Johnstown, Pennsylvania 15905.

The matters to be acted upon at the meeting are:

(a)	the election of six Class I directors;

(b)	approval of the AmeriServ Financial, Inc. 2011 Stock Incentive Plan;

(c)	an advisory (non-binding) vote on executive compensation; and

(d)	such other matters as may properly come before the AmeriServ Financial, Inc. annual meeting or any adjournment thereof.

Your vote is very important to us, and we encourage you to review the enclosed materials. Voting via the Internet or by telephone is fast and convenient, and your vote is immediately tabulated and confirmed. Using the Internet or telephone saves us money by reducing postage and proxy tabulation costs. If you prefer to vote by mail, please sign, date and return the proxy card. Regardless of whether you plan to attend the annual meeting in person, please vote now so that the matters coming before the meeting may be acted upon.

I look forward to seeing you at the annual meeting.

Respectfully yours,

/s/ Glenn L. Wilson
Glenn L. Wilson President & Chief Executive Officer

AmeriServ Financial, Inc.

P. O. Box 430

Johnstown, Pennsylvania 15907-0430

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 21, 2011

To The Shareholders:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of AmeriServ Financial, Inc. will be held at the Sunnehanna Country Club, 1000 Sunnehanna Drive, Johnstown, Pennsylvania 15905, on Tuesday April 26, 2011, at 1:30 p.m., Eastern Time, for the purpose of considering and voting on the following matters:

1.	Election of six Class I directors for a term of three years from the date of election and until their successors shall have been elected and qualified (Matter No. 1);

2.	Approval of the AmeriServ Financial, Inc. 2011 Stock Incentive Plan (Matter No. 2);

3.	An advisory (non-binding) vote on executive compensation (Matter No. 3); and

4.	Such other business as may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 7, 2011, shall be entitled to notice of and to vote at the meeting. A proxy statement, a proxy card and a self-addressed postage prepaid envelope are enclosed. Please complete, sign and date the proxy card and return it promptly in the envelope provided or, if you prefer, vote by telephone or Internet by following the instructions on the proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

This notice, the accompanying proxy statement and form of proxy are sent to you by order of the board of directors.

/s/ Sharon M. Callihan,

Sharon M. Callihan,
Corporate Secretary

Johnstown, Pennsylvania

March 21, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 26, 2011:

Our Proxy Statement on Schedule 14A, form of proxy card, 2010 Annual Report on Form 10-K and 2010 Annual Report are available at: https://www.proxyvote.com.

AMERISERV FINANCIAL, INC.

P.O. Box 430

Johnstown, Pennsylvania 15907-0430

PROXY STATEMENT

GENERAL

Introduction

The board of directors of AmeriServ Financial, Inc. is soliciting proxies for use at our annual meeting of shareholders to be held on April 26, 2011, at 1:30 p.m., Eastern Time, at the Sunnehanna Country Club, 1000 Sunnehanna Drive, Johnstown, Pennsylvania 15905. This proxy statement and enclosed proxy card are being mailed to shareholders on or about March 21, 2011. Our annual report for the year ended December 31, 2010, accompanies this proxy statement. The annual report should not be regarded as proxy solicitation material. AmeriServ Financial, Inc. (which is sometimes referred to as “ASRV,” “the company,” “we,” “us” or “our”) is the holding company for AmeriServ Financial Bank doing business as AmeriServ Financial (the “Bank”) and AmeriServ Trust & Financial Services Company.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to the use of the mail, some of our directors and officers may solicit proxies, without additional compensation, in person, by telephone, telegram, or otherwise. We may make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and we may reimburse them for reasonable expenses they incur.

Voting Securities

As of the close of business on the record date, March 7, 2011, there were 21,207,670 shares of common stock, par value $0.01 per share, outstanding. Holders of record of our common stock as of the close of business on the record date are entitled to notice of and to vote at the annual meeting. Except with respect to the election of directors, each shareholder is entitled to one vote for each share held. Holders of our common stock are entitled to cumulate their vote in the election of directors.

The six persons receiving the highest number of votes cast at the annual meeting will be elected as Class I directors (Matter No. 1). The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the AmeriServ Financial, Inc. 2011 Stock Incentive Plan (Matter No. 2); and the advisory vote on executive compensation (Matter No. 3).

If you participate in our Dividend Reinvestment and Common Stock Purchase Plan, the proxy card included with this proxy statement represents the number of shares registered in your name and the number of shares, including fractional shares, credited to your Dividend Reinvestment and Common Stock Purchase Plan account.

If you appropriately mark, sign and return the enclosed proxy card in time to be voted at the annual meeting, or if you vote by telephone or Internet in accordance with the instructions on the proxy card, the shares represented by the proxy will be voted in accordance with your instructions. Signed proxies not marked to the contrary will be voted “FOR” the election of the nominees for ASRV’s board of directors, “FOR” the 2011 AmeriServ Financial Stock Incentive Plan, “FOR” the ratification of the appointment of S.R. Snodgrass AC as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and “FOR” the advisory vote on executive compensation.

Right of Revocation

You may revoke your proxy at any time before it has been exercised by filing with the Corporate Secretary of ASRV an instrument of revocation or a duly executed proxy bearing a later date. If you attend the annual meeting, you may also revoke a previously granted proxy by voting in person at the meeting.

Quorum

Under our bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will not constitute or be counted as “votes” cast for purposes of the annual meeting, but will be counted for purposes of determining the presence of a quorum.

Principal Shareholders

The following table sets forth information regarding persons or entities that we believe own of record or beneficially, as of March 7, 2011, five percent or more of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock
Dimensional Fund Advisors Inc. (1) 1299 Ocean Avenue – 11th Floor Santa Monica, California 90401	1,633,246	7.70%

Financial Stocks Capital Partners III L.P. (2) 441 Vine Street, Suite 5070 Cincinnati, Ohio 45202	2,110,000	9.95%

Wellington Management Company, LLP (3) 75 State Street Boston, Massachusetts 02109	1,498,200	7.06%

(1)

Dimensional Fund Advisors Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trust and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over 1,633,246 shares of our common stock as of March 7, 2011. The Funds own all securities reported and Dimensional disclaims beneficial ownership of such securities.

(2)	Financial Stocks Capital Partners III L.P. is a private equity partnership. The general partner is an affiliate of Financial Stocks, Inc., a registered investment advisor.

(3)	Wellington Management Company, LLP is a private partnership, which focuses exclusively on the business of investment management.

MATTER NO. 1

ELECTION OF ASRV DIRECTORS

General

Under our articles of incorporation, the total number of directors may be determined by either a resolution adopted by a majority vote of the directors then in office or by a resolution adopted by the shareholders at a meeting. The number of directors for 2011 has been set by the board at 15, plus our current President and Chief Executive Officer. The board has determined that all directors are independent, pursuant to the listing standards of The NASDAQ Global Market (“NASDAQ”), except Glenn L. Wilson, the current President and Chief Executive Officer of the company, and Allan R. Dennison, the former President and Chief Executive Officer of the company, who are not independent by reason of their current or past employment relationship with ASRV.

Our board of directors, as provided in our articles of incorporation, is divided into three classes, each being as nearly equal in number as possible. The directors in each class serve a term of three years each and until their successors are elected and have qualified. Under our articles of incorporation, a person who is elected to fill a vacancy on the board of directors will serve as a director for the remaining term of office of the class to which he or she was elected.

Nominees and Continuing Directors

The board of directors has fixed the number of directors in Class I at six and has nominated Allan R. Dennison, James M. Edwards, Sr., Very Rev. Christian R. Oravec, Howard M. Picking, III, Sara A. Sargent, and Robert L. Wise for election as Class I directors, each of whom will serve a three year term that will expire at the 2014 annual meeting of shareholders and until his or her successor is duly elected and has qualified. Directors Dennison, Edwards, Oravec, Picking, Sargent, and Wise were elected by the shareholders at the 2008 annual meeting. The remaining directors will continue to serve in accordance with their previous election, with the terms of the Class II and Class III directors expiring in 2012 and 2013, respectively.

Our bylaws permit nominations for election to the board of directors to be made by the board of directors or by any shareholder entitled to vote for the election of directors. All nominations for director to be made at the annual meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the President of ASRV not less than 90 days nor more than 120 days prior to the annual meeting. Such notice must contain, to the extent known, the following information:

•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the number of shares of capital stock of ASRV owned by the notifying shareholder

•	the total number of shares of capital stock of ASRV that will be voted by the notifying shareholder and the total number of shares of capital stock that will be voted for each proposed nominee; and

•	the name and residence address of the notifying shareholder.

We have not received any notice of nomination for election as a director in connection with this year’s annual meeting. Any nomination that does not comply with the procedures required by the bylaws and any vote cast at the annual meeting for any candidate not duly nominated will be disregarded.

With respect to the election of directors, each shareholder has the right to vote, for each share of our common stock held by the shareholder, such number of votes as shall be equal to the number of directors to be elected, and the shareholder may cast the whole number of votes for one nominee or distribute them among two or more nominees. If a signed proxy contains no direction regarding the distribution of votes, the proxies will have authority to cumulate votes in their discretion, except to the extent that a shareholder withholds such authority on the form of proxy. The six persons receiving the highest number of votes cast at the annual meeting will be elected as Class I directors.

Except as noted above, shares represented by proxies will be voted for the nominees listed, each of whom is now a director of ASRV and each of whom has expressed his willingness to serve, or for any substitute nominee or nominees designated by our board of directors in the event any nominee or nominees become unavailable for election. We have no reason to believe that any of the nominees will not serve if elected.

The following tables set forth as to each of the nominees for election as a Class I director and as to each of the continuing Class II and Class III directors, his or her age, principal occupation and business experience, the period during which he or she has served as a director of ASRV, or an affiliate or predecessor, and their current and recent directorships in other public companies. In addition, we briefly describe the particular experience, qualifications, attributes or skills that led our board to conclude that the person should serve as a director of ASRV. There are no family relationships between any of the listed persons.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTES FOR THE ELECTION OF THE BELOW-NAMED NOMINEES TO SERVE AS CLASS I DIRECTORS.

Nominees for Election as Class I Directors - Term Expires in 2014

Name and Principal Occupation	Age	Director Since (1)	Directorship in Other Reporting Companies

Allan R. Dennison From February 2004 until October 2009, Mr. Dennison served as President & CEO of ASRV and its subsidiaries. Mr. Dennison has more than 40 years of banking experience, and his prior positions included being President and CEO of Swineford National Bank, a community bank affiliated with Fulton Financial Corporation, and senior positions with Mellon Bank of Pittsburgh and Huntington National Bank. The depth of Mr. Dennison’s banking experience and industry knowledge over decades of economic change is highly valuable to the board.	64	2005	None

James E. Edwards, Sr.

Mr. Edwards is the former President and CEO of the NBC network affiliated television broadcasting company, WJAC, Incorporated, which serves the Johnstown-Altoona-State College, Pennsylvania metropolitan area. From 2007 to 2010, he has served as the Director of Entrepreneurial Development for the Johnstown Area Regional Industries, the largest economic development organization in the region. Mr. Edwards brings to the Board the business experience he gained during a 40 year career in the newspaper, radio, and television business; several years of experience as a Director of companies involved in the refractory, men’s clothing, soft drink bottling, the travel agency, and investment company businesses; the experience gained by serving in a leadership position on the Boards of Directors for national and state print and broadcast media, and the professional hockey industry; and over 30 years of experience serving in leadership positions with major community service organizations, including the Chamber of Commerce and the Johnstown Area Regional Industries Economic Development organization. We believe that Mr. Edwards’ extensive business experience, his long history of involvement in community public service agencies and his recent effort to work with entrepreneurs in the Johnstown area provides the broad-based background appropriate for a director.

	71	1984	None

Very Rev. Christian R. Oravec Since 2004, Very Rev. Oravec has been Minister Provincial of the Franciscan Friars, an organization of 145 people stationed in 14 states and 2 foreign countries. He is the Chairman of the Board of Trustees of Saint Francis University of Loretto, Pennsylvania and Franciscan University of Steubenville, Ohio. His unique professional experience adds to the diversity of our board and his leadership positions at these institutions has given him experience managing financial matters relevant to his service on our audit and investment/ALCO committees.	73	1990	None

Howard M. Picking, III

Mr. Picking is the Chairman of The Picking Company, a family firm with real estate holdings. Mr. Picking is also the former CEO and Chairman of Miller-Picking Corporation, an air conditioning machinery manufacturer that supplied industrial, pharmaceutical and hospital building markets domestically and oil rigs in the Middle East. Miller-Picking Corporation has plants located in Johnstown, PA; Hattiesburg, MS; and a joint venture in Mexico City. Mr. Picking led the negotiations for the sale of Miller-Picking to York International in 1992 after being the CEO of Miller-Picking for 15 years and working at Miller-Picking from 1966 until 1992. Subsequently, he was employed for five years by York International. As a long-standing director, Mr. Picking has developed knowledge of banking operations in varying economic climates. Furthermore, his experience as a CEO/Chairman of Miller-Picking; past Chairman of Conemaugh Valley Memorial Hospital, a 400 bed, teaching hospital; and current Chairman of CTC Corporation, a not-for-profit 1,400 member research and development firm headquartered in Johnstown, is important to his effective service as a board member and as a member of our audit, compensation, corporate governance, and nominating committees. He has also served two terms as Chairman of the United Way of the Laurel Highlands and has long been active in community affairs in the Johnstown region, which is the primary market for the Bank’s operations.

	73	1970	None

Sara A. Sargent

Ms. Sargent is the owner and President of Sargent’s Court Reporting Service, Inc., Sargent’s Personnel Agency, Inc., and Sargent’s Transcription Service, Inc. She is active in all phases of the business, including operations, marketing, financial analysis, and contract negotiations. Ms. Sargent has won numerous business-related awards, including the Small Business Person of the Year for the Commonwealth of Pennsylvania and being selected by Ernst & Young and Merrill Lynch as Entrepreneur of the Year for Western Pennsylvania and West Virginia. We believe that her professional experience managing multiple organizations demonstrates that she has the capability to effectively oversee ASRV’s management as a member of the board and continue to make valuable contributions to ASRV’s committees.

	63	1996	None

Robert L. Wise Mr. Wise is the former President of Pennsylvania Electric Company, GPU Genco, Inc., GPU International, Inc. and GPU Energy, Inc., each of them a subsidiary of GPU, Inc., a public energy conglomerate purchased by FirstEnergy, Inc. in 2001. Mr. Wise’s executive experience at subsidiaries of a public company is valuable to ASRV as a board member, and more specifically, as a member of our audit committee.	67	1986	None

Continuing Class II Directors - Term Expires in 2012

Name and Principal Occupation	Age	Director Since (1)	Directorship in Other Reporting Companies

J. Michael Adams, Jr., Esquire

Mr. Adams is the Founder and Managing Member of Mike Adams & Associates LLC, a Pittsburgh based law firm. During the past 23 years, he has maintained a diverse civil litigation; government law; and retailers practice. He is licensed to practice law in Pennsylvania and the District of Columbia. In addition, Mr. Adams currently serves as chairman of the committee which reviews applications and interviews candidates for the U.S. District Court for the Western District of Pennsylvania. Mr. Adams formerly served as chairman of the board of directors of The Daily News Publishing Co., a privately held company. His prior board service and experience as a lawyer and in the judicial appointment process have provided Mr. Adams skills relevant to his service on our audit and nominating committees, respectively. Because we are a public company operating in a highly regulated industry, we believe Mr. Adams’ experience and perspective as an attorney is valuable not only as a member of the board but also as member of multiple board committees.

	49	2000	None

Margaret A. O’Malley, Esquire

Ms. O’Malley has over 26 years of experience in private legal practice at Yost & O’Malley, a law firm in Johnstown, Pennsylvania, where she advises both individuals and corporate for profit and non-profit entities. She is licensed to practice law in Pennsylvania and the District of Columbia, and is an experienced litigator in both state and federal courts. Since 2000, she has been the Chair of ASRV’s compensation, nominating and corporate governance committees and the Vice Chair of its executive and audit committees. Because we are a public company operating in a highly regulated industry, we believe Ms. O’Malley’s experience and perspective as an attorney is valuable not only as a member of the board but also in her continued role as Chair of the compensation, nominating, and corporate governance committees. With ASRV’s participation in the United States Department of Treasury’s Capital Purchase Program and the increased regulatory and corporate governance measures passed in recent years, we believe that Ms. O’Malley’s continued leadership in these committee roles remains important to the board’s success.

	51	1997	None

Mark E. Pasquerilla

Mr. Pasquerilla has been the President of Pasquerilla Enterprises, L.P. since 2006. From 1992 until it was acquired by the Pennsylvania Real Estate Investment Trust in December 2003, Mr. Pasquerilla was an officer and director of Crown American Enterprises, Inc., a commercial real estate developer. From April 1999 until December 2006, he served as Chairman & CEO of its affiliates, Crown Holding Company and Crown Hotel Holding Company. In these positions he acquired substantial experience in real estate finance. Because like most banks, ASRV has many real estate loans, we believe that his professional experience in this area is important to the board.

	51	1997	Pennsylvania Real Estate Investment Trust (2003-Present)

Thomas C. Slater Mr. Slater has been the owner, President & Director of Slater Laboratories, Inc. since 1970. Mr. Slater serves on ASRV’s compensation and nominating committees, and is Chairman of the	68	1980	None

investment/ALCO committee. The board continues to find Mr. Slater’s extensive experience with ASRV and his commitment to his committee positions to be a primary factor in his continued service to the board.

Glenn L. Wilson

Mr. Wilson has been President & CEO of ASRV and the Bank since August 2009. Mr. Wilson was Chairman, President & CEO of Citizens National Bank, an affiliate of Mercantile Bankshares from 2003 to March 2007, when it was acquired by PNC Financial Service Group, Inc. Upon the acquisition by PNC, Mr. Wilson became Executive Vice President of PNC Bank where he served until August 2009. Mr. Wilson is also past national chair of the Risk Management Association (RMA), which is the leading body of credit and enterprise risk professionals in the banking industry. He remains active in this organization, which provides various resources and forums that ASRV takes advantage of in managing various organizational risks. For the board to run efficiently and effectively, we believe that the nomination of the President & CEO to the board is necessary and assists the board in keeping abreast of management’s progress on corporate initiatives. Moreover, we believe that Mr. Wilson’s experience at two other financial institutions in the last seven years provides the board with insight relevant to its strategic initiatives.

55	2009	None

Continuing III Directors - Term Expires in 2013

Name and Principal Occupation	Age	Director Since (1)	Directorship in Other Reporting Companies

Daniel R. DeVos

Mr. DeVos is the former President & CEO of Concurrent Technologies Corporation (“CTC”), a position he held, from 1988 until he retired in January 2009. He continues to serve as a director of CTC, a nonprofit research and development organization. Under Mr. DeVos’ leadership, CTC grew from 15 to 1,400 employees at 50 locations across the country with annual revenues in excess of $240 million and achieved a national reputation for advanced computing, telecommunications, process modeling, materials development and environmental technology applications. In addition, Mr. DeVos has played an important role in the revitalization efforts in the Johnstown-area, including serving as Chairman of the Johnstown Chamber of Commerce and the Johnstown chapter of the United Way. We believe that Mr. DeVos’ previous professional experiences provides him with insight as to how companies may improve their business processes and operations and better utilize technology in these processes and operations, which is valuable to our board of directors, especially when it is involved in considering capital investments in technology and in its ongoing responsibilities for overseeing management and evaluating management’s effectiveness.

	68	1991	None

James C. Dewar

Mr. Dewar is the President & CEO of Geo. C. Dewar, Inc. and was the President & CEO of Dewar’s Car World until he retired in 1999. Mr. Dewar has served as Chairman of the ASRV audit committee for many years and as a result has acquired significant experience with ASRV’s audit process, internal audit function, and financial reporting. In addition, as a long-time director, Mr. Dewar’s experience with ASRV through various economic climates remains valuable to our board during these difficult economic times. As a former business owner, he can offer the board insight as to the economic pressures our customers are facing.

	73	1974	None

Bruce E. Duke, III, M.D.

Dr. Duke is currently a surgeon with Conemaugh Health System (“CHS”), the largest health care provider in west central Pennsylvania, and serves on the finance and capital improvement committees for CHS’s holding company. Prior to his employment with CHS in 2008, he was the President of Valley Surgeons, Inc., a 10 employee firm with 3 surgeons, where he oversaw the business matters for the firm and acted as a fiduciary for its pension plan. During his tenure with ASRV, Dr. Duke has made valuable contributions to our board and committees and we believe he will continue to do so given his experience in managing the operations, financial statements, and compensation programs of his surgical practice.

67	1987	None

Craig G. Ford

Mr. Ford is currently the Non-Executive Chairman of ASRV and the Bank. From December 2002 until March 2004, he served as the President & CEO of ASRV and the Bank. From 1992 to December 2002 and since his retirement from ASRV, he has acted as an independent consultant to small to mid-cap financial institutions and advised them on strategic planning, technology planning, business plan development and execution, and management-board coordination. From 1987 to 1992, Mr. Ford was a Group Executive Vice President of Meridian Bancorp, where he was responsible for technology and government relations. Prior to that, Mr. Ford had a long career with Mellon Bank, where he led the bank’s community banking division for 10 years until he began serving as the Chairman’s liaison with acquired companies. Mr. Ford has also been prominent in bank industry activities, including a term as President of the Pennsylvania Bankers Association, Chairman of the Pennsylvania Bankers Association Government Relations Council, and Chairman of the American Bankers Association’s Membership Criteria Committee. Mr. Ford also served as Co-Chairman of the Committee for Efficiency in Government of the Office of Management of the Budget, 1974-1976, as well as serving as a member of the Financial Council of the American Management Association, and as a member of the USPS Treasury Task Force, 1970-1975. He received his bachelor of science degree in economics from the Wharton School of Business of the University of Pennsylvania.

Mr. Ford’s continued service with the board is based upon the value we place on his in-depth knowledge regarding the banking business and the community in which ASRV operates. Additionally, we believe that Mr. Ford’s knowledge and leadership qualities are important to the board’s effectiveness and in his role as Chairman. We believe his leadership and aptitude in the area of strategic planning remains important as ASRV formulates its future strategic plans.

81	2003	None

Kim W. Kunkle

Since 1984, Mr. Kunkle has served as the President & CEO of Laurel Holdings, Inc. (“Laurel”), a Johnstown-based holding company with investments in metal working, janitorial services, pipeline construction, defense electronics, industrial tool distribution, and sports turf renovation. The Laurel subsidiaries and partnerships employ over 900 employees. We believe that Mr. Kunkle’s professional experience managing a diverse organization of Laurel’s size demonstrates his ability to effectively oversee ASRV’s management as a member of the board and continue to make valuable contributions to ASRV’s committees.

56	1984	None

(1)	Reflects the earlier of the first year as a director of ASRV, the Bank, or Johnstown Savings Bank.

Security Ownership of Management

The following table sets forth information concerning the number of shares of our common stock beneficially owned, as of March 7, 2011, by each present director, nominee for director, and each executive officer named in the Summary Compensation Table appearing below.

Name of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percent of Class (%)
J. Michael Adams, Jr. (3)	90,611	*
Allan R. Dennison	91,249	*
Daniel R. DeVos	52,693	*
James C. Dewar	123,917	*
Bruce E. Duke, III, M.D.	63,676	*
James M. Edwards, Sr.	48,968	*
Craig G. Ford	45,961	*
Dan L. Hummel	20,014	*
Kim W. Kunkle (4)	57,568	*
Gary M. McKeown	32,626	*
Margaret A. O’Malley (5)	281,219	1.33
Very Rev. Christian R. Oravec	18,361	*
Mark E. Pasquerilla (6)	433,917	2.05
Howard M. Picking, III (7)	76,181	*
Sara A. Sargent	160,936	*
Thomas C. Slater	54,493	*
Jeffrey A. Stopko	28,761	*
Glenn L. Wilson	94,032	*
Robert L. Wise	90,749	*
Gregor T. Young, IV	18,333	*

Officers, Directors and Nominees for Director as a Group (20 persons)	1,884,265	11.26

*Less than 1%

(1)	Except as noted below, each of the identified beneficial owners, including the officers, directors and nominees for director, has sole investment and voting power as to all the shares beneficially owned with the exception of those held jointly by certain officers, directors and nominees for director with their spouses or directly by their spouses or other relatives.

(2)	Includes shares of our common stock that may be acquired within sixty (60) days of the Record Date upon the exercise of presently exercisable stock options that were granted under the 2001 Stock Incentive Plan as follows: 60,000, 20,000, 2,000, 15,000, 7,000, 38,304, 13,333 and 155,637 held by Messrs. Dennison, Ford, Hummel, McKeown, Stopko, Wilson, Young and the group, respectively.

(3)	Total number of shares includes shares beneficially owned by Mr. Adams. as voting trustee of 23,897 shares of our common stock held for the benefit of Jerome M. Adams and Elizabeth Adams under a Voting Trust Agreement dated January 31, 2002.

(4)	Includes 22,202 shares held by Laurel Management Retirement Plan, of which Mr. Kunkle is a trustee and 3,000 shares held by Laurel Holdings, Inc., of which Mr. Kunkle is an officer. With respect to each, Mr. Kunkle has voting and investment power.

(5)	Total number of shares includes shares beneficially owned by Ms. O’Malley as voting trustee of 105,247 shares of our common stock held for the benefit of her mother, Jean O’Malley, under a Voting Trust Agreement dated March 3, 1997.

(6)	Includes 287,150 shares of our common stock held by Crown American Enterprises, Inc., of which Mark E. Pasquerilla is an officer, and has the power to vote such shares, and 125,500 shares held by the Marenrico Partnership, of which Mr. Pasquerilla is one of the partners and has the power to vote such shares.

(7)	Includes 366 shares owned by The Picking Company of which Mr. Picking is Chairman.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon our review of the Forms 3 and Forms 4 filed by the beneficial owners of our common stock, we believe all reports required by Section 16(a) of the Exchange Act were filed on time, except for a single report filed by each of Messrs. Dewar and Ford. Each late report related to a single transaction, which was reported once the inadvertent omission was recognized.

Board and Committees

The board of directors has various standing committees, including an audit committee, a corporate governance committee, an executive committee, an investment/ALCO committee, a compensation committee, and a nominating committee. Directors are expected to attend meetings of the board, meetings of the committees on which they serve and the ASRV annual meeting. During 2010, the board of directors held 14 meetings, the audit committee held 12 meetings, the executive committee held no meetings, the investment/ALCO committee held 4 meetings, the corporate governance committee held 4 meetings, the compensation committee held 3 meetings, and the nominating committee held 1 meeting. Each director attended at least 75% of the combined total of meetings of the board of directors and of each committee of which he or she was a member. Each director attended ASRV’s 2010 annual meeting of shareholders. There were 2 executive sessions of the board of directors excluding management.

The executive committee serves as a resource for management to seek guidance on issues between regularly scheduled meetings or with respect to matters that generally do not warrant calling a special board meeting. In addition, from time to time the executive committee is asked to study strategic issues in greater depth than may be practical for the board as a whole. The executive committee is comprised of Directors Pasquerilla (Chair), O’Malley (Vice Chair), Adams, Dewar, Ford, Kunkle, Picking and Sargent.

The audit committee is comprised of Directors Dewar (Chair), O’Malley (Vice Chair), Adams, DeVos, Duke, Ford, Oravec, Picking, Sargent and Wise, each of whom in the judgment of the board of directors is independent within the meaning of the NASDAQ listing requirements. Mr. Ford is also designated as the audit committee financial expert, and meets the qualifications to serve as such under the NASDAQ listing standards.

The audit committee operates under a written charter and is responsible for the appointment, compensation, oversight, and termination of our independent auditors. The committee is required to pre-approve audit and certain non-audit services performed by the independent auditors. The committee also assists the board in providing oversight over the integrity of our financial statements, compliance with applicable legal and regulatory requirements and the performance of our internal audit function. The committee also is responsible for, among other things, reporting to our board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Importantly, from a corporate governance perspective, the audit committee regularly evaluates the independent auditors’ independence from ASRV and its management, including approving consulting and other legally permitted, non-audit services provided by our auditors and the potential impact of the services on the auditors’ independence. The committee meets periodically with our independent auditors and our internal auditors outside of the presence of management, and possesses the authority to retain professionals to assist it in meeting its responsibilities without consulting with management. The committee reviews and discusses with management earnings releases, including the use of pro forma information (if applicable). The committee also discusses with management and the independent auditors the effect of accounting initiatives. The committee also is responsible for receiving and evaluating complaints and concerns relating to accounting and auditing matters.

The nominating committee is comprised of Directors O’Malley (Chair), Sargent (Vice Chair), Adams, DeVos, Kunkle, Pasquerilla, Picking, and Slater, each of whom in the judgment of the board of directors is independent within the meaning of the NASDAQ listing standards. The nominating committee operates under a written charter and is responsible for nominating individuals to stand for election as directors at the annual meeting of shareholders, assisting the board in the event of any vacancy on the board by identifying individuals qualified to become board members, recommending to the board qualified individuals to fill such vacancy, and recommending to the board, on an annual basis, nominees for each board committee. The committee has the responsibility to develop and recommend criteria for the selection of director nominees to the board, including, but not limited to, diversity, age, skills, experience, and time availability (including consideration of the number of other boards on which the proposed director sits) in the context of the needs of the board and ASRV and such other criteria as the committee determines to be relevant at the time. The committee has the power to apply these criteria in connection with the identification of individuals to be board members, as well as to apply the standards for independence imposed by our listing agreement with NASDAQ and all applicable federal laws in connection with this identification process.

The nominating committee does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the board of directors. Diversity is just one of many factors the nominating committee considers in the identification and selection of director nominees. ASRV defines diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills and other personal attributes that can foster board heterogeneity in order to encourage and maintain board effectiveness.

The nominating committee considers potential candidates recommended by its members, management and others, including shareholders. In considering candidates recommended by shareholders, the committee will apply the same criteria it applies in connection with candidates recommended by the nominating committee. Shareholders may propose candidates to the nominating committee by delivering a notice to the nominating committee that contains the information required by Section 1.3 of our bylaws. In addition, shareholders may nominate persons directly for election as directors in accordance with the procedures set forth in Section 1.3 of our bylaws. A notice of any such nomination must contain all required information and must be mailed or delivered to our President not less than 90 days or more than 120 days prior to the annual meeting. The nominating committee did not pay any fee to any third party to search for, identify and/or evaluate the 2011 nominees for directors.

The investment/ALCO committee is comprised of Directors Slater (Chair), Kunkle (Vice Chair), Dennison, Dewar, Edwards, Ford, Oravec, Pasquerilla, Picking, and Wilson, and Jeffrey Stopko. This committee is responsible for overseeing our investment policy and monitoring interest rate, liquidity and market risk.

The corporate governance committee is comprised of Directors O’Malley (Chair), Adams (Vice Chair), Ford, Picking, and Sargent. The committee is responsible for making recommendations to the board of directors regarding, and monitoring compliance with: corporate governance principles applicable to the company; matters involving the company’s articles of incorporation, bylaws, shareholder proposals, committee responsibilities and other corporate governance issues; and the company’s policies, including, but not limited to, its Code of Ethics and Legal Code of Conduct and Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

The compensation committee is comprised of Directors O’Malley (Chair), Pasquerilla (Vice Chair), Adams, DeVos, Dewar, Picking, Sargent and Slater, each of whom in the judgment of the board of directors is independent within the meaning of the NASDAQ listing standards. The compensation committee is responsible for reviewing and making recommendations regarding executive compensation and board compensation. The committee’s processes and procedures for determining executive compensation are described below under “Compensation Discussion and Analysis.” The committee has the authority to establish the compensation of the principal executive officer and other key executives. The principal executive officer provides input regarding compensation for executive officers other than himself.

The committee’s procedure for determining director compensation is to benchmark director compensation against compensation paid by peer financial institutions in our market area. The committee also encourages stock ownership by directors by directing that the annual retainer be paid in our common stock and by facilitating the use of monthly board fees for the purchase of additional shares of our common stock. The committee’s charter does not permit the committee to delegate its authority. The committee utilized a compensation consultant, Mosteller & Associates, to assist in redesigning the Executive At-Risk Compensation Plan in 2010.

Board Leadership Structure and Risk Oversight

The board of directors currently separates the role of Chairman of the Board of Directors and President and Chief Executive Officer. We believe that the separation of these roles, while not always necessary, is appropriate in the current economic and regulatory environment in which ASRV operates. We believe that the President & Chief Executive Officer should primarily focus on managing ASRV’s operations in a manner that executes its corporate strategy. Conversely, we believe that our Chairman of the Board of Directors should primarily focus on leading the board’s oversight of corporate governance matters, monitoring the progress and effectiveness of the President and Chief Executive Officer and management in implementing the company’s corporate strategy, and ensuring that the board is receiving, with sufficient frequency, the information it requires to act effectively, including providing proper risk oversight.

Although our Chairman leads the risk oversight processes, we believe that each member of our board of directors in his or her fiduciary capacity has a responsibility to monitor and manage risks faced by ASRV. At a minimum this requires the members of our board of directors to be actively engaged in board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the banking industry is highly regulated, certain risks to ASRV are monitored by the board of directors through its review of ASRV’s compliance with regulations set forth by its regulatory authorities, including the Pennsylvania Department of Banking, the Federal Reserve, the FDIC, and recommendations contained in regulatory examinations.

We believe risk oversight is a responsibility for each member of the board of directors, Each of our committees concentrates on specific risks for which they have an expertise, and each committee is required to regularly report to the board of directors on its findings. For example, the investment/ALCO committee regularly monitors ASRV’s exposure to certain investment risks, such as the effect of interest rate or liquidity changes, while our audit committee monitors ASRV’s exposure to certain reputational risks by establishing and evaluating the effectiveness of the company programs to report and monitor fraud and by monitoring ASRV’s internal controls over financial reporting. Our compensation committee’s role in monitoring the risks related to our compensation structure is discussed in further detail in the “Compensation Committee Report” below.

Compensation Committee Interlocks And Insider Participation

Directors O’Malley (Chair), Pasquerilla (Vice Chair), Adams, DeVos, Dewar, Picking, Sargent and Slater are excluded from participation in any plan administered by the compensation committee while serving as a member of such committee, except for participation in the Independent Directors’ Annual Retainer Plan (the committee’s administration of which is limited to coordinating the payment of a predetermined retainer) and the ASRV 2001 Stock Incentive Plan, which was previously approved by shareholders on April 24, 2001.

None of our executive officers serves as a member of the board of directors or on the compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Compensation Discussion and Analysis

Introduction. The compensation committee administers our executive compensation program. The committee, which is composed entirely of independent directors, operates under a written charter and is responsible for reviewing and determining executive officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the evaluation of all other officers and employees, for administering our incentive compensation programs (including ourstock incentive plan), for approving and overseeing the administration of our employee benefits programs, for providing insight and guidance to management with respect to employee compensation generally, and for reviewing and making recommendations to the board with respect to director compensation. The President and Chief Executive Officer makes recommendations with respect to decisions concerning other executive officers of ASRV.

The compensation committee annually reviews the adequacy of its charter and recommends changes to the board for approval. The compensation committee meets at scheduled times during the year and also acts upon occasion by written consent. The chair of the committee reports on committee activities and makes committee recommendations at meetings of the board of directors.

Compensation Philosophy. Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of our shareholders and our executive officers, while supporting our need to attract and retain competent executive management. Toward this end, the compensation committee has developed an executive compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:

•	Emphasize the enhancement of shareholder value;

•	Support the acquisition and retention of competent executives;

•	Deliver the total executive compensation package in a cost-effective manner;

•	Reinforce key business objectives;

•	Provide competitive compensation opportunities for competitive results;

•	Encourage management ownership of our common stock; and

•	Comply with applicable regulations.

The committee collects and analyzes comparative executive compensation information from relevant peer groups, approves executive salary adjustments, recommends executive discretionary incentive/bonus plans, and administers the ASRV 2001 Stock Incentive Plan. Additionally, from time to time, the committee reviews other human resource issues, including qualified and non-qualified benefits, management performance appraisals, and succession planning.

The committee uses comparisons of competitive executive pay practices taken from banking industry compensation surveys and, from time-to-time, consultation with independent executive compensation advisors. Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to ASRV and its subsidiaries. However, the committee does not maintain a specific target percentile with respect to this peer group in determining executive compensation levels. Some national information is used for comparative compensation survey data, but most of the data is taken from a peer group of small-cap bank holding companies in the Commonwealth of Pennsylvania. The peer group is periodically revised, and for 2010 compensation decisions the group consisted of the following companies: VIST Financial Corporation, Republic First Bancorp, Inc., ACNB Corporation, Royal Bancshares of Pennsylvania, Inc., Bryn Mawr Bank Corp., Orrstown Financial Services, Inc., ESSA Bancorp, CNB Financial Corp., Franklin Financial Services Corporation, and Fox Chase Bancorp.

Our executive compensation policy is designed to encourage decisions and actions that have a positive impact on overall corporate performance. For that reason, participation is focused on executive officers who have the greatest opportunity to influence the achievement of strategic corporate objectives.

ASRV utilizes two components of the executive compensation program to establish and maintain the desired relationship between executive pay and performance.

The first component, the formal performance appraisal system, relates to annual salary adjustments. Quantitative and qualitative performance factors are established for each executive position, and the performance of the incumbent executive is evaluated annually against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.

The second component of ensuring the desired relationship between executive pay and performance relates to the committee’s role in administering the 2001 Stock Incentive Plan and recommending cash and stock incentive/bonus awards in accordance with the Executive At-Risk Compensation Plan. Cash and equity at-risk compensation awards are recommended by the committee to the board of directors when, in the judgment of committee members, such awards are justified by the performance of executive officers in relation to the performance of ASRV with due regard for the level of risk assumed by the company.

The accounting and tax treatment of particular forms of compensation do not materially affect the committee’s compensation decisions. However, the committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.

Components of Compensation. The elements of total compensation paid by ASRV to its senior officers, including the President and Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table that appears following this Compensation Discussion and Analysis (the CEO and the other executive officers identified in that Table are sometimes referred to collectively as the “Named Executive Officers”), include the following:

•	Base salary;

•	Awards under our cash and stock-based executive incentive compensation program (except as may be prohibited as a result of our participation in the U.S. Treasury’s Capital Purchase Program);

•	Awards under our 2001 Stock Incentive Plan;

•	Benefits under our Pension Plan; and

•	Benefits under our health and welfare benefits plans.

On December 19, 2008, the company sold 21,000 shares of its Series D Preferred Stock to the United States Treasury (the “Treasury”) as part of the Treasury’s Capital Purchase Program. As more fully discussed below, under this program the company is expected to insure that its compensation plans do not encourage unnecessary or excessive risk. The compensation committee has engaged in a comprehensive review of its compensation plans in light of this guidance.

1.	Base Salary. The base salaries of the Named Executive Officers are reviewed by the Committee annually as well as at the time of any promotion or significant change in job responsibilities. The committee reviews peer group data to establish a market-competitive executive base salary program, combined with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives. Salary income for each Named Executive Officer for calendar years 2008, 2009 and 2010 is reported in Column (b) of the Summary Compensation Table, which follows this Compensation Discussion and Analysis.

2.	Incentive Cash Compensation. ASRV has an established, written executive incentive compensation plan that generally provides for cash and stock awards for the achievement of corporate and individual performance goals. Plan awards are based on annual company-wide ROA targets established with regard to average ROA targets of peer banks, budgeted expectations and specific individual performance goals. All awards are subject to recovery by ASRV in the event the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. All of the Named Executive Officers are eligible to participate in the plan. In regards to Mr. Wilson, by virtue of his position as President and Chief Executive Officer of ASRV, he is not eligible to receive incentive cash compensation, but can receive payments in the form of restricted stock.

3.	Incentive Stock Compensation. We use the grant of stock options and stock awards under our 2001 Stock Incentive Plan as another vehicle for providing long-term incentive compensation opportunities to our senior officers, including the Named Executive Officers. The plan was adopted by the shareholders in 2001 and provides for the grant of qualified and non-qualified stock options to purchase shares of our common stock at a per share exercise price which is not less than 100% of the fair market value of such shares on the date that the option is granted. Accordingly, options granted under the plan have no value unless the market price of the company’s common stock increases after the date of grant. The plan also provides for the grant of restricted stock awards. The stock incentive plan is designed to provide at-risk (incentive) compensation that aligns management’s financial interests with those of our shareholders, encourages management ownership of our common stock, supports the achievement of corporate short and long-term financial objectives, and provides competitive equity reward opportunities. We have not adopted any specific policy regarding the amount or timing of any stock-based compensation under the plan. Information concerning the number of options and restricted stock held by each Named Executive Officer as of December 31, 2010, is set forth in the Outstanding Equity Awards at Fiscal Year-End Table, which appears below.

4.	Pension Plan. ASRV maintains a defined benefit pension plan for the benefit of its employees, including its Named Executive Officers. Benefits under the plan are based upon an employee’s years of service and highest average compensation for a five year period. The 2010 increase in the actuarial present value of each Named Executive Officer’s accumulated benefit under the plan is set forth in Column (g) of the Summary Compensation Table and the actuarial present value of each Named Executive Officer’s accumulated benefit under the Plan and the aggregate number of years of service credited to each Named Executive Officer is set forth in the Pension Benefits Table, each of which follow below. The Committee believes that this plan is designed to promote employee and executive officer retention and to allow ASRV to maintain a competitive position and attract talented officers and employees.

5.	Health and Welfare Benefits. ASRV provides healthcare, life and disability insurance and other employee benefits programs to its employees, including its Named Executive Officers. The committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by other members of the peer group so as to assure that ASRV is able to maintain a competitive position in terms of attracting and retaining officers and other employees. Our employee benefits plans are provided on a non-discriminatory basis to all employees.

6.	Perquisites. ASRV provides some of its Named Executive Officers with additional benefits not available to our other employees. For example, as set forth in the footnotes to our Summary Compensation Table which appears below, some of our Named Executive Officers receive reimbursements for the purchase or lease of, and the operation expenses for, a motor vehicle and for country club membership fees and dues. Additionally, Mr. Wilson received relocation and moving expenses in connection with accepting his position with ASRV. The Committee believes that these perquisites are offered by its competitors for talented executive officers and allow ASRV to remain competitive in attracting and retaining talented executive officers.

2010 Executive Officer Compensation. For 2010, the Named Executive Officers received salaries that were intended to maintain their compensation at a competitive level. In 2010, adjustments in base salary were extended to the Named Executive Officers. These increases were based upon each Named Executive Officer’s annual performance review, an annual review of peer compensation, and the overall performance of the company. Mr. Wilson received an additional $30,000 in salary for acting as the Interim President and Chief Executive Officer of AmeriServ Trust and Financial Services Company.

ASRV has paid country club dues and provided a car allowance for some of the Named Executive Officers, as shown in the Summary Compensation Table, because it believes that use of such facilities by the Named Executive Officers in the course of their employment (e.g., to visit or entertain ASRV’s customers and potential customers) is in ASRV’s interest and will further its business purposes. The Named Executive Officers are allowed to make personal use of country clubs and cars, which ASRV believes to be appropriate additional compensation in light of competitive standards and the performance of the Named Executive Officers.

As part of its compensation program ASRV has entered into agreements with each of the Named Executive Officers pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See “Employment Contracts and Payments Upon Termination or Change in Control” below for a more detailed description of these events. ASRV believes that this structure will help: (i) assure the executives’ full attention and dedication to the company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control,

(ii) assure the executives’ objectivity for shareholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times. These agreements are subject to the limitations set forth in the Emergency Economic Stabilization Act of 2008 (the “EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (the “ARRA”), which are described in greater detail below.

Restatement of Financial Statements. The committee is of the view that, to the extent permitted by law, it has authority to retroactively adjust any cash or equity-based incentive award paid to any senior officer (including any Named Executive Officer) where the award was based upon the achievement by ASRV of specified financial goals and it is subsequently determined following a restatement of our financial statements that the specified goals were not in fact achieved. There have been no retroactive adjustments of any cash or equity-based incentive award on such a basis. There has been no restatement of our financial statements.

The Impact of Current Treasury Programs and New Federal Legislation on Executive Compensation

In connection with ASRV’s issuance to the Treasury of its Series D Preferred Stock on December 19, 2008 and the execution of the related Purchase Agreement between the company and the Treasury, ASRV agreed that its compensation, bonus, incentive and other benefit plans, arrangements and agreements, including severance and employment agreements, will comply with the executive compensation and corporate governance requirements of Section 111(b) of the EESA and applicable guidance or regulations issued by the Secretary of the Treasury. Those restrictions include, among other things, limits on compensation designed to eliminate incentives for “senior executive officers,” as defined below, to take unnecessary and excessive risks that threaten the value of ASRV.

Under the EESA, the applicable executive compensation restrictions applied in the 2010 fiscal year to the compensation of the company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (collectively, the “senior executive officers”), which are the same as our named executive officers identified in this Compensation Discussion and Analysis. In some cases, as a result of the passage of the ARRA discussed below, the executive compensation restrictions applied to certain non-executive officers. In addition, in connection with the issuance of our Series D Preferred Stock each of the senior executive officers was required to and did execute a waiver of any claim against the United States or the company for any changes to his compensation or benefits that are required in order to comply with the regulations issued by the Treasury.

On February 17, 2009 the ARRA was signed into law and amended Section 111(b) of the EESA in its entirety. To the extent the ARRA provisions conflict with the Treasury Guidelines, we believe the ARRA provisions will take precedence. The ARRA has significant implications on the compensation arrangements of institutions such as ASRV that have sold preferred stock to the Treasury under the Capital Purchase Program. The ARRA directs the Secretary of the Treasury to establish standards and promulgate regulations on executive compensation practices of Capital Purchase Program recipients. Under such directive, on

June 15, 2009, the Treasury issued an interim final rule on TARP standards for compensation and corporate governance (the “Interim Final Rule”). The ARRA’s restrictions, as implemented by the Interim Final Rule, apply to the company, its compensation policies and its executive officers in several ways, including the following:

•

Bonuses and Incentive Compensation: ASRV will generally be prohibited from paying or accruing any bonus, retention award or incentive compensation to its most highly compensated employee. Notwithstanding the foregoing, the ARRA, as implemented by the Interim Final Rule, permits certain types of commissions, normal accruals under nonqualified deferred compensation plans, bonuses accrued prior to June 15, 2009, bonus payments that are required under a written contract executed on or before February 11, 2009, and long-term restricted stock that has a value in an amount that is not greater than 1/3 of the total amount of annual compensation of the employee receiving the stock, does not vest until at least two years from the date of grant, and does not become fully transferable until the repayment of all assistance under the Capital Purchase Program by the company.

•

Golden Parachutes: The EESA imposed limitations on the ability of the company to make “golden parachute payments” to its senior executive officers. A golden parachute payment was previously defined under the EESA as a payment on account of an involuntary departure of the executive officer from the company in an amount equal to or more than three times the prior five year average compensation received by the executive prior to termination. The ARRA expands the application of the golden parachute limitations to also apply to the next five most highly compensated employees of the company. The meaning of the term “golden parachute payment” has also changed under the ARRA and the Interim Final Rule to include any payment (or the accelerated vesting of any equity award) in connection with a departure from the company for any reason (other than death or disability) or a change in control, except for payments for services performed or benefits accrued. The effect of this provision is to suspend certain obligations of the company under its employment agreement with Mr. Wilson and certain other change in control agreements the company has with other officers.

•

Clawbacks: The EESA requires the company to recover any bonus, retention award, or incentive compensation paid to any one of its senior executive officers based on statements of earnings, revenues, gains, or other criteria that are later found to be materially inaccurate. The ARRA expands the “clawback” requirements to apply not only to the senior executive officers, but also to the next 20 most highly compensated employees of the company.

•	Anti-Manipulation: The ARRA also prohibits any compensation plan that would encourage manipulation of reported earnings to enhance the compensation of any of the company’s employees.

•	Tax Gross-Ups: The Interim Final Rule prohibits the payment of any tax gross-up to a senior executive officer of the company, as well as to any of its next 20 most highly compensated employees.

The ARRA also affects the following executive compensation policies and practices:

•

The company’s Chief Executive Officer and Chief Financial Officer will be required to provide a written certification as an exhibit to the company’s annual report on Form 10-K of compliance with the compensation standards described in EESA, as modified by the ARRA and the Interim Final Rule.

•

The compensation committee is required to meet at least every six months with the company’s senior risk officer to evaluate the senior executive officer compensation plans to ensure that these plans do not encourage unnecessary and excessive risk-taking that threaten the value of the company and to evaluate all employee compensation plans to ensure that they do not encourage the manipulation of reported earnings and to consider ways to limit any unnecessary risks these plans pose to the company. The compensation committee is also required to provide, at least once per fiscal year, a narrative description of how those requirements have been met. In addition, the compensation committee must certify annually as to its compliance with these requirements.

•

The Board enacted a company-wide policy regarding excessive or luxury expenditures. This includes provisions on entertainment, events, office and facility renovations, air and other travel and other activities or events that are not reasonable expenditures for staff development, reasonable performance incentives or other similar measures conducted in the normal course of business.

Our Compensation Policies and Risk

In connection with our participation in the Capital Purchase Program, the compensation committee of the board of directors discussed, evaluated, and reviewed with the company’s senior risk officer all of the company’s employee compensation programs in light of the risks posed to the company by such programs and how to limit such risks and to assess whether any aspect of these programs would encourage any of our employees to manipulate reported earnings to enhance their compensation. The compensation committee of the board of directors also discussed, evaluated, and reviewed with the company’s senior risk officer all of the compensation programs in which the Named Executive Officers participate to assess whether any aspect of these programs would encourage any of our Named Executive Officers to take any unnecessary or excessive risks that could threaten the value of ASRV. The compensation committee met with the company’s senior risk officer in July of 2010 and in the first quarter of the current fiscal year with respect to the foregoing.

At the conclusion of this review, the compensation committee determined that none of our current compensation programs for our Named Executive Officers encourage excessive and unnecessary risk-taking that would threaten the value of ASRV and that none of our employee compensation programs pose any unnecessary risks to ASRV or encourage the manipulation of earnings to enhance the compensation of our employees. A summary of the compensation committee’s rationale for this conclusion for each compensation program is set forth below.

Compensation Program	Reason Why Program Does Not Encourage Excessive and Unnecessary Risk or the Manipulation of Earnings

Base Salary and Health and Welfare Benefits

•   Compensation levels are generally fixed for these programs and changes are primarily driven by comparisons to our peers.

•   While increases in base salary may result from individual performance, we also consider ASRV’s overall performance and the salaries paid by our peers before granting such an increase.

Perquisites

•   Compensation levels are generally fixed for these programs and changes are driven by comparisons to our peers, not individual performance.

•   Certain perquisites are inducements to join ASRV, such as relocation and moving expenses, and are not intended to affect future performance, and thereby do not encourage risk taking activities.

Pension Plan

•   Compensation levels are not driven by individual performance.

•   Vesting periods discourage our employees from engaging in activities that could result in their termination, including activities that pose excessive and unnecessary risks to ASRV’s value.

Employment Agreements

•   Compensation levels are generally fixed for these programs and changes are driven by comparisons to our peers.

•   Certain provisions are inducements to join ASRV, and are not intended to affect future performance, and thereby do not encourage risk taking activities.

•   The officers will not receive severance payments in the event of their termination under Section 111 of the EESA.

Executive At-Risk Compensation Plan

•   All awards are subject to recovery by ASRV in the event the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

•   Plan awards are based on annual company-wide ROA targets established with regard to average ROA targets of peer banks, budgeted expectations and individual performance goals and are highly unlikely to be subject to significant manipulation by an employee.

•   The maximum payout is 30% of base salary with the highest payout per individual set at approximately $100,000. These awards are not likely to reward unnecessary and excessive risk. On average, this award has only represented approximately 8.5% of the executive’s base salary when paid, and payouts are prohibited in a year when the company is not profitable.

Compensation Program	Reason Why Program Does Not Encourage Excessive and Unnecessary Risk or the Manipulation of Earnings

2001 Incentive Stock Plan

•   All awards are subject to recovery by ASRV in the event the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

•   Vesting schedules can be appropriately adjusted to provide the appropriate mix of awards for meeting short- and long-term goals.

We believe that an appropriate mix of variable compensation among annual cash incentives, stock options, restricted stock, and long-term cash incentives may be required for different sets of our employees, including our Named Executive Officers, given each employee’s position in the organization, our business objectives and comparable compensation packages offered by our competitors. To encourage appropriate decision-making and facilitate the alignment of the interests of our senior executives and certain other employees with those of the company and its shareholders, the compensation committee evaluated whether our compensation programs provide for appropriate levels of “fixed” and “variable” or “at risk” compensation. Further, the compensation committee analyzes whether our compensation programs offer appropriate levels of long-term incentive compensation between service-based and performance-based compensation that is reasonable for the company given our business objectives, the employee’s position with the company, and the compensation packages offered by our peers to similarly situated employees.

Compensation Committee Report

The compensation committee concluded that the current compensation programs for our Named Executive Officers as set forth in the “Compensation Discussion and Analysis” and incorporated into this Compensation Committee Report by reference, do not encourage excessive and unnecessary risk-taking that could threaten the value of ASRV and, to the extent noted, the company’s current compensation programs for its Named Executive Officers do not pose any unnecessary risks to ASRV or encourage the manipulation of earnings to enhance the compensation of any Named Executive Officer.

As described in the “Compensation Discussion and Analysis,” the compensation committee evaluated all of our employee compensation plans to ensure that they do not pose any unnecessary risk to ASRV or encourage the manipulation of earnings to enhance the compensation of any employee. As part of this review we examined, among other things, the risk and credit criteria, if any, attached to the awards under such plans, the position of the employees eligible to participate, and comparable incentive plans offered by our peers. The compensation committee concluded that our employee compensation plans do not pose any unnecessary risk to ASRV or encourage the manipulation of earnings to enhance the compensation of any employee. This conclusion was based primarily upon the following factors set forth in the below table.

Below we have identified each employee compensation plan or program not previously incorporated by reference from the “Compensation Discussion and Analysis.”

Plan or Program Name	Basis of Compensation	Basis for Conclusion

AmeriServ Trust and Financial Services Company Sales Incentive Plan	Commissions on trust and escrow agent accounts, retirement plans, estate, executor, and trustee fees, etc.	• Basis of compensation (i.e., opening trust and escrow agent accounts, etc.) not inherently risky. • Awards subject to clawback. • Awards are not driven by reported earnings.

Business Banking Incentive Program	Origination of term, construction, lines of credit, commercial mortgages, etc.

•    40% of award is deferred until after credit quality standards are met.

•    In order to receive award under this plan, loans originated must meet strict credit and underwriting standards.

•    Awards subject to clawback.

•    Awards are not driven by reported earnings.

Commercial Lending Incentive Program	Origination of term, construction, lines of credit, commercial mortgages, etc.

•    40% of award is deferred until after credit quality standards are met.

•    In order to receive award under this plan, loans originated must meet strict credit and underwriting standards.

•    Awards subject to clawback.

•    Awards are not driven by reported earnings.

Financial Services Commission Plan	Commissions paid on the revenue earned on mutual funds, annuities, life, long-term care and disability insurance, and total financial services revenue.	• Awards subject to clawback. • Awards are not driven by reported earnings.

Mortgage and Consumer Lending Incentive Plan	Payment based on satisfaction of production goals, gain on sale income, and end of year budgeted balance criteria.

•    Awards subject to a cap of $10,000 per annum.

•    In order to receive award under this plan, loans originated must meet strict credit and underwriting standards.

•    Awards subject to clawback.

•    Awards are not driven by reported earnings.

Plan or Program Name	Basis of Compensation	Basis for Conclusion

AmeriServ Financial Bank Referral Incentive Program	Referral fees for trust, residential mortgage, retail banking, business banking, and middle market lending products and accounts.	• Basis of compensation (i.e., referring customers to other departments within ASRV) not inherently risky. • Awards subject to clawback. • Awards are not driven by reported earnings.

Residential Mortgage Commission Plan	Commissions on residential mortgage loan closings.	• In order to receive award under this plan, loans originated must meet strict credit and underwriting standards. • Awards subject to clawback. • Awards are not driven by reported earnings.

Retail Banking Incentive Plan	Payment based upon consumer loan production, insurance sales on consumer loans, deposits, and production of fee-based checking accounts.	• In order to receive award under this plan, loans originated must meet strict credit and underwriting standards. • Awards subject to clawback. • Awards are not driven by reported earnings.

Retail Sales Director Incentive Plan	Payment based upon the achievement of bank-wide total deposit goals and bank-wide total consumer loan production goals.

•    Awards subject to a cap of $12,000 per annum.

•    In order to receive award under this plan, loans originated must meet strict credit and underwriting standards.

•    Awards subject to clawback.

•    Awards are not driven by reported earnings.

AmeriServ Trust and Financial Services Company Investment Management Incentive Plan	Payment based on account retention and performance and, for the Chief Investment Officer only, the team’s overall performance.	• Awards subject to clawback. • Awards are not driven by reported earnings.

The Compensation Committee certifies that:

(1)            we reviewed with the senior risk officer the senior executive officer compensation plans and made all reasonable efforts to ensure that these plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of ASRV;

(2)            we reviewed with the senior risk officer the employee compensation plans and made all reasonable efforts to limit any unnecessary risks these plans pose to ASRV; and

(3)            we reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of ASRV to enhance the compensation of any employee.

The compensation committee has reviewed and discussed with management the “Compensation Discussion and Analysis” set forth above. Based on such review and discussions, the compensation committee has recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2010, filed by us with the Securities and Exchange Commission.

Margaret A. O’Malley, Chair

Mark E. Pasquerilla, Vice Chair

J. Michael Adams, Jr.

Daniel R. DeVos

James C. Dewar

Howard M. Picking, III

Sara A. Sargent

Thomas C. Slater

Compensation Paid to Executive Officers

The following table sets forth information for the years ended December 31, 2008, 2009 and 2010 concerning the compensation for services in all capacities to ASRV and its subsidiaries of our Named Executive Officers.

We note that Mr. Wilson commenced his employment with ASRV on August 17, 2009 and assumed the role of President and Chief Executive Officer of ASRV upon Mr. Dennison’s retirement on October 30, 2009. In addition, Mr. Young was appointed President and Chief Executive Officer of AmeriServ Trust and Financial Services Company on March 24, 2010.

SUMMARY COMPENSATION TABLE

Name, Age and Principal Position (1)	Year	Salary ($)		Bonus ($)	Stock Awards ($) (2)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($) (4)		Total ($)
(a)		(b)		(c)	(d)		(e)		(f)	(g)	(h)		(i)

Glenn L. Wilson, 55, President and CEO of ASRV and AmeriServ Financial Bank	2010 2009 2008	380,000 131,249 N/A	(4)	0 0 N/A	21,000 84,000 N/A	(4) (5)	0 22,200 N/A	(6)	0 0 N/A	42,510 12,316 N/A	53,579 45,846 N/A	(4)	497,089 295,611 N/A	(4)

Gary M. McKeown, 66 Executive Vice President and Special Assistant to the President of AmeriServ Financial Bank	2010 2009 2008	182,700 166,500 132,900		0 0 25,000	0 0 0		0 0 0		3,700 0 12,286	68,717 75,311 66,364	17,892 15,200 17,565		269,309 257,011 229,115

Jeffrey A. Stopko, 48, Executive Vice President and CFO of ASRV	2010 2009 2008	167,520 156,789 145,698		0 0 0	0 0 0		2,220 0 0		8,700 0 13,289	32,210 29,923 10,079	2,522 441 419		204,472 187,153 169,485

Gregory T. Young, IV, 55 President and CEO of AmeriServ Trust and Financial Services Company	2010 2009 2008	168,750 N/A N/A		10,000 N/A N/A	0 N/A N/A		8,800 N/A N/A		10,000 N/A N/A	40,944 N/A N/A	12,592 N/A N/A		241,086 N/A N/A

Dan L. Hummel, 58 Executive Vice President and Chief Retail Banking and Marketing of AmeriServ Financial Bank	2010 2009 2008	141,852 132,428 127.350		0 3,000 0	0 0 0		2,220 0 0		4,800 0 11,755	51,898 28,105 30,871	11.569 11,482 11,207		207,539 195,552 178,279

(1)	Each of the Named Executive Officers has been with ASRV in at least one of the positions listed above for the last 5 years, except Messrs. Wilson and Young. Prior to joining AmeriServ Trust and Financial Services Company, Mr. Young was the Executive Vice President and Managing Director of S&T Bank Wealth Management Group from March 2000 to February 2010. In addition to his current position, Mr. Wilson served as the Interim President and Chief Executive Officer of AmeriServ Trust and Financial Service Company until Mr. Young was appointed. In addition to their then current offices, Messrs. McKeown and Stopko each became an Executive Vice President in 2009 and Mr. Hummel became an Executive Vice President in 2010.

(2)	The fair value of the awards was calculated as of the grant date and in accordance with FASB ASC Topic 718. In 2010, Messrs. Stopko and Hummel each received an award of 6,000 options and Mr. Young received 20,000 options pursuant to the terms of his employment agreement.

(3)	Represents amounts earned by certain officers under the Executive At-Risk Incentive Compensation Plan for achievement of individual performance goals in 2010.

(4)	Includes (a) premiums we pay for life insurance policies with coverage limits above $50,000 for each of the Named Executive Officers; (b) country club dues for Messrs. Wilson, Hummel, McKeown and Young; (c) allowances for personal car use for each of the Named Executive Officers; (d) $11,437 in relocation and moving expenses paid to Mr. Wilson; and (e) $21,336 in other compensation paid to Mr. Wilson pursuant to the relinquishment of certain equity awards described in footnote (5) of this table.

(5)	$72,336 of Mr. Wilson’s total compensation consists of two one-time payments. The first payment was an amount of $30,000 in additional salary consisting of a $5,000 per month increase in base salary when the board requested that Mr. Wilson act as the interim Chief Executive Officer of AmeriServ Trust and Financial Services Company after the resignation of Ronald W. Virag. Mr. Wilson served as such for a six month period. The second payment of $42,336 represents a one-time payment to compensate Mr. Wilson for the relinquishment of 16,272 shares of restricted stock and 21,696 options awarded to Mr. Wilson pursuant to his employment agreement in order to comply with the provisions of the EESA. $21,336 of this amount was paid in cash and $21,000 was paid in ASRV common stock.

(6)	50,000 shares of restricted stock were granted to Mr. Wilson pursuant to his employment agreement, which was effective August 17, 2009. Of this award, 20,000 shares of restricted stock were 100% vested on the first anniversary of the grant date and the remaining 30,000 shares of restricted stock was to be 100% vested on the third anniversary of the grant date. As a result of an amendment to the terms of the equity awards made pursuant to his employment agreement, Mr. Wilson’s received 12,000 share stock awards that were immediately vested and he agreed to surrender 16,272 shares of restricted stock and 21,696 options awarded to him in 2009.

(7)	Stock options to acquire 60,000 shares of ASRV common stock were granted to Mr. Wilson pursuant to his employment agreement, under the 2001 Stock Incentive Plan. Of this award, 20,000 stock options were 100% vested on the first anniversary of the grant date and the remaining 40,000 stock options were to be 100% vested on the third anniversary of the grant date. A portion of the unvested options were surrendered by Mr. Wilson on December 31, 2010, in order to comply with the provisions of the EESA.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned shares, Units or Other Rights That Have Not Vested ($)
Glenn L. Wilson	38,304	0	0	1.68	2019	-	-	-	-
Jeffrey A. Stopko	5,000 0	0 6,000 (1)	0 0	5.10 1.70	2012 2020	- -	- -	- -	- -
Dan L. Hummel	0	6,000 (1)	0	1.70	2020	-	-	-	-
Gary M. McKeown	5,000 2,500 7,500	0 0 0	0 0 0	2.31 3.49 4.50	2012 2013 2013	-	-	-	-
Gregor T. Young, IV	0 0	10,000 (1) 10,000 (2)	0 0	2.07 2.07	2020 2020	-	-	-	-

(1)	The option award will be vested at a rate of 1/3 per year through the third anniversary of the grant date.

(2)	The option award will be 100% vested on the first anniversary of the grant date.

Option Exercises and Stock Vested

No options were exercised by our Named Executive Officers during the year ended December 31, 2010. Mr. Wilson received awards of restricted stock pursuant to his employment agreement, which vested during the year ended December 31, 2010.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Glenn L. Wilson	-	-	33,728	54,690
Jeffrey A. Stopko	-	-	-	-
Dan L. Hummel	-	-	-	-
Gary M. McKeown	-	-	-	-
Gregor T. Young, IV	-	-	-	-

(1)	The value realized upon vesting is equal to the shares awarded multiplied by the closing price on NASDAQ on the vesting date.

Pension Benefits

The following table sets forth information concerning plans that provide for payments or other benefits at, following, or in connection with, retirement for each Named Executive Officer.

PENSION BENEFITS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2010

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit($) (1)	Payments During Last Fiscal Year ($)
Glenn L. Wilson	Defined Benefit Plan	1	54,826	0
Jeffrey A. Stopko	Defined Benefit Plan	24	167,868	0
Dan L. Hummel	Defined Benefit Plan	17	306,706	0
Gary M. McKeown (2)	Defined Benefit Plan	8	386,780	0
Gregor T. Young, IV	Defined Benefit Plan	1	40,944	0

(1)	The present value of accumulated benefits was calculated with the following assumptions. Retirement occurs at age 65. At that time, the participants take a lump sum based on the accrued benefit as of December 31, 2010. The lump sum is calculated using an interest rate of 6.00% and the IRS 2010 applicable mortality table for IRC section 417(e). The lump sum is discounted to December 31, 2010 at a rate of 5.25% per year.

(2)	Mr. McKeown has 8 years of current credited service under the defined benefit plan and 21 years of total credited service under the defined benefit plan. Mr. McKeown was an employee of ASRV from July 8, 1986 to December 31, 1999. He was rehired as a Senior Vice President on October 1, 2002.

Benefits described in the foregoing table relate to a qualified defined benefit retirement plan. Remuneration for pension benefit purposes is total cash remuneration paid to an employee for a calendar year, including base salary, wages, commissions, overtime, bonuses and any other form of extra cash compensation and any pre-tax contributions under a “qualified cash or deferred arrangement” (as defined in Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations) or under a “cafeteria plan” (as defined in Section 125 of the Code and applicable regulations). (Effective for retirements on or after January 1, 1994, annual compensation for plan purposes could not exceed $150,000, plus any increases indexed to cost of living adjustments. Employees with compensation exceeding $150,000 in years before 1994 may have larger “preserved benefits.” Due to the Economic Growth and Tax Relief Reconciliation Act of 2001, the annual compensation limit increased to $200,000, plus any increases indexed to cost of living adjustments.) An employee’s benefit is determined on the basis of Final Average Compensation, which means the average annual compensation received by an employee in five consecutive years out of the last ten years before the employee’s termination of employment for which the average annual compensation is highest.

Messrs. Hummel and McKeown were eligible for early retirement as of December 31, 2010, because they were at least 55 and have 10 years of credited service. The lump sum early retirement benefit is calculated using an interest rate of 4.37% and the 1994 Group Annuity Reserving Table as described in Revenue Ruling 2001-62. Assuming a December 31, 2010 retirement, the present value of accumulated plan benefits for Messrs. Hummel and McKeown are $342,558 and $435,645 respectively.

Retirement benefits under the Plan are paid for the life of the employee with a right of survivorship with respect to ten years of post-retirement benefits. Other optional forms of benefits are available in actuarially equivalent amounts.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

ASRV does not maintain a nonqualified defined contribution or other plan for Named Executive Officers.

Employment Contracts and Payments Upon Termination or Change in Control

ASRV enters into employment contracts and change in control agreements with its employees, including the named executive officers, when we determine that an employment or change in control agreement is warranted in order to ensure the executive’s continued employment in light of prevailing market competition for the particular position held by the executive officer, or where it is determined it is necessary in light of the prior experience of the executive or practices at ASRV with respect to other similarly situated employees.

Mr. Wilson’s Employment Agreement

ASRV entered into an employment agreement with Mr. Wilson, which was effective August 17, 2009. Mr. Wilson’s agreement has a two-year term through August 17, 2011, and, unless terminated as set forth therein or unless one party provides written notice to the other of its intent not to renew the agreement 90 days in advance of the agreement’s second anniversary date, the agreement is automatically renewed for an additional term of one year.

The agreement provides for an annual base salary of $350,000. Mr. Wilson is not eligible for a merit increase until the 2011 calendar year. In addition, the agreement provides, among other things, that Mr. Wilson has the right to:

•

Participate in the bonus programs that ASRV maintains for ASRV executive officers of similar rank, which may not exceed 30% of his base salary and are subject to recovery or “clawback” if such bonuses were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria and are subject to the limitations of Section 111 of the EESA;

•	Participate in ASRV’s health, life, and disability insurance programs, pension plan, 401(k) plan and other fringe benefit programs;

•	Take up to five weeks of vacation beginning in 2010;

•

Receive payment of the initiation fees and dues to be a member of a country club and reimbursement for all ordinary, necessary, and reasonable business-related expenses incurred by him on ASRV business at such country club;

•	Receive an ASRV-provided vehicle and operating expenses for business use (and ancillary personal use); and

•	Receive payment for certain relocation and moving expenses incurred by his acceptance of the position of President & CEO during 2009 and 2010.

Pursuant to his employment agreement, Mr. Wilson was entitled to certain restricted stock and option awards. The terms of these awards were amended to comply with the EESA in 2010. See “Compensation Paid to Executive Officers — Summary Compensation Table.”

If Mr. Wilson’s employment is terminated by ASRV without cause (other than as a result of notice by ASRV of its intention not to renew the agreement), or Mr. Wilson resigns for good reason (following written notice to ASRV within 90 days of the occurrence of any event of good reason and ASRV’s failure to cure the same within 30 days of receipt of such notice), and no change in control occurred at the date of such termination, he will become entitled to the following upon his execution of a release agreement:

•	A lump sum cash payment within 30 days from the termination date equal to two times his annual base salary then in effect; and

•

The continuation of his health insurance benefits for him and his eligible dependents for a period of 2 years following his termination date (this period will include his COBRA eligibility period and Mr. Wilson would be responsible for the payment of premiums for such benefits in the same amount as active employees of ASRV).

Mr. Wilson’s employment agreement generally defines the term “good reason” as the termination of his employment absent a change in control and on the account of a reduction in his base salary except across-the-board reductions similarly affecting all salaried employees of ASRV or all senior executive officers of ASRV.

Mr. Wilson’s employment agreement generally defines the term “cause” as:

•

A material breach of Mr. Wilson’s agreement by Mr. Wilson not cured by him within 30 days of his receipt of the company’s notice that it intends to terminate his employment for cause based upon this breach;

•

The commission of any act involving dishonesty or fraud or conduct tending to bring ASRV into public disgrace or disrepute in any respect, including, but not limited to, acts of dishonesty or fraud, a commission of a felony, or a crime of moral turpitude;

•	Gross negligence or willful misconduct or the continuing and unreasonable refusal to substantially perform duties as specifically directed by the board of directors; or

•	An addiction to drugs or alcohol if Mr. Wilson refused treatment or failed to successfully complete treatment within the last 12 months.

In the event that Mr. Wilson resigns from, or ASRV terminates, his employment without cause, upon or after a change in control, he will become entitled to the following severance benefits under his employment agreement:

•	A lump sum cash payment within 30 days from the termination date equal to 2.99 times his annual base salary then in effect;

•

The continuation of his health insurance benefits for him and his eligible dependents for a period of 3 years following his termination date (this period will include his COBRA eligibility period and Mr. Wilson would be responsible for the payment of premiums for such benefits in the same amount as active employees of ASRV); and

•

A lump sum cash payment within 30 days from the termination date equal to the excess of (A) the aggregate retirement benefits he would have received under the terms of each tax-qualified and non-qualified plan of ASRV as in effect upon the termination date as if he continued to be employed for 3 more years and had he received on a pro-rated basis, as appropriate, the greater of (I) the highest compensation taken into account under each such plan with respect to one of the 3 years immediately preceding the year in which the termination date falls, or (II) his annualized base compensation in effect immediately prior to the date of termination, over (B) the retirement benefits he actually receives under such plans.

Mr. Wilson’s agreement generally defines the term “change in control” as the occurrence of any of the following:

•

Any “person” or “group” which is not an affiliate of ASRV (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act) of securities of ASRV representing 50% or more of the combined voting power of ASRV’s securities then outstanding; or

•

There occurs a merger, consolidation, share exchange, division or other reorganization involving ASRV and another entity which is not an affiliate of ASRV in which ASRV’s shareholders do not continue to hold a majority of the capital stock of the resulting entity, or a sale, exchange, transfer, or other disposition of substantially all of the assets of ASRV to another entity or other person which is not an affiliate of ASRV.

In the event Mr. Wilson suffers a total and permanent disability (i.e., a mental or physical disability, illness or incapacity of Mr. Wilson which renders him unable to perform a substantial portion of his duties for a period of three consecutive months or an aggregate period of six months in any 18-month period or that renders Mr. Wilson unable to earn a livelihood as an employee of a comparable business), ASRV will continue his salary for up to 90 days, with such salary reduced by any amounts payable under a disability insurance plan.

In addition, in his employment agreement, Mr. Wilson acknowledged that all bonuses and incentive compensation paid pursuant to his employment with ASRV, whether in cash or equity, would be subject to recovery by ASRV in the event that such bonuses or incentive compensation was based on materially inaccurate financial statements or other materially inaccurate performance metric criteria. Such determination must be made within 12 months following the date such compensation is paid. In the event that the board of directors determines by at least a majority vote that a bonus or incentive compensation payment to Mr. Wilson is recoverable, Mr. Wilson would be required reimburse all or a portion of the payment to the fullest extent permitted by law as soon as practicable following written notice from ASRV. Furthermore, Mr. Wilson acknowledged in the agreement that all severance payments due to him in the event of his termination would be prohibited as long as the Series D Preferred Shares remain outstanding to Treasury under the Capital Purchase Program.

Mr. Young’s Employment Agreement

Effective March 29, 2010, AmeriServ Trust & Financial Services Company entered into an employment agreement with Mr. Young. Mr. Young’s agreement is materially identical to Mr. Wilson’s except that the term of Mr. Young’s agreement is for one year; his initial annual salary is $225,000; and he received two stock option awards in the amount 10,000 shares each. See “Compensation Paid to Executive Officers — Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End” above for more information regarding these awards.

Change in Control Agreements

ASRV has entered into a form of change in control agreement with Messrs. Stopko, Hummel, and McKeown. The initial term of the agreement is for three years and the agreement annually renews for a term ending three years from each annual anniversary date, unless a party has given the other party written notice at least 60 days prior to such anniversary date that such party does not agree to renew the employment agreement. Under the agreement, if ASRV or a successor terminates any of Messrs. Stopko, Hummel, or McKeown without cause, or if any of Messrs. Stopko, Hummel, or McKeown terminates employment for good reason (following written notice to ASRV within 90 days of the occurrence of any event of good reason and ASRV’s failure to cure the same within 30 days of receipt of such notice) following a change in control, they will be entitled to certain severance benefits; provided that they execute a release agreement. The severance benefits under the agreement consist of the following:

•	A lump-sum payment, within 30 days following termination, equal to two times the sum of average base salary and bonuses for the five immediately preceding calendar years;

•	Two additional years of service credit for the purpose of calculating pension benefits where the incremental actuarial present value is paid as a lump sum cash payment;

•

Continuation, for a period of two years, of all health and medical insurance benefits in effect during the immediately preceding three calendar years (or, to the extent such benefits cannot be provided under a plan because he is no longer an employee, a lump-sum payment equal to the after-tax cost of obtaining such benefits); and

•

All unvested stock options will become immediately vested, and such options will be exercisable at any time prior to the earlier of the expiration date of such options or the date which is 90 days after termination.

In the event any of Messrs. Stopko, Hummel, or McKeown becomes entitled to receive the severance benefits under the agreement, they will be subject to a covenant not to compete and an agreement not to solicit ASRV’s customers or employees for 24 months following termination of employment.

The agreement generally defines the term “change in control” as the occurrence of any of the following:

•

Any “person” or “group” (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act) of securities of ASRV representing 24.99% or more of the combined voting power of ASRV’s securities then outstanding;

•

There occurs a merger, consolidation, share exchange, division or other reorganization involving ASRV and another entity in which ASRV shareholders do not continue to hold a majority of the capital stock of the resulting entity, or a sale, exchange, transfer, or other disposition of substantially all of the assets of ASRV to another entity or other person; or

•

There occurs a contested proxy solicitation or solicitations of ASRV’s shareholders which results in the contesting party or parties obtaining the ability to elect a majority of the members of the Board of Directors standing for election at one or more meetings of ASRV’s shareholders.

The agreement generally defines the term “cause” as:

•	Material breach of any provision of the agreement, which is not cured within 30 days;

•	Willful misconduct that is materially inimical to the best interests, monetary or otherwise, of ASRV;

•	Conviction, or the entering of a plea of guilty or nolo contendere, of a felony or of any crime involving moral turpitude, fraud or deceit; or

•	Adjudication as a bankrupt under the United States Bankruptcy Code.

In connection with these agreements, in general, the term “good reason” includes the occurrence of any of the following events:

•	A reduction in title, responsibilities, including reporting responsibilities, or authority;

•	Assignment of duties inconsistent with his office;

•	A material reduction in annual base salary;

•

A termination of participation, on substantially similar terms, in any incentive compensation or bonus plans, or any change or amendment to any of the substantive provisions of any of such plans which would materially decrease the potential benefits; or

•

A failure to provide benefits at least as favorable as those enjoyed by the officer and his dependents under any pension, life insurance, medical, health and accident, disability or other employee plans immediately prior to a change in control, or any action that would materially reduce any of such benefits, unless such reduction relates to a reduction in benefits applicable to all employees generally.

On December 19, 2008, we sold preferred stock to the Treasury under the Capital Purchase Program. As a result, pursuant to Section 111 of the EESA, we are prohibited from making any payments to our Named Executive Officers and any of our next five most highly compensated employees for a separation from service (except for payments for services performed or benefits accrued) during the period in which any obligation arising from such sale remains outstanding. Accordingly, as of December 31, 2010, we would be prohibited from making the payments provided in the employment agreements and change in control agreements described above.

Compensation of Directors

The following table sets forth information concerning compensation paid or accrued by ASRV and the Bank to each non-employee member of the board of directors during the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total

J. Michael Adams, Jr.	20,400	6,000	-	-	-	-		26,400
Allan R. Dennison	18,250		-	-	-	30,000	(3)	48,250
Daniel R. DeVos (2)	23,100	6,000	-	-	-	-		29,100
James C. Dewar	16,500	6,000	-	-	-	-		22,500
Bruce E. Duke, III, M.D. (1)	6,350	10,650	-	-	-	-		17,000
James M. Edwards, Sr.	10,700	6,000	-	-	-	-		17,000
Craig G. Ford	60,000	6,000	-	-	-	-		66,000
Kim W. Kunkle	18,550	6,000	-	-	-	-		24,550
Margaret A. O’Malley	17,400	6,000	-	-	-	-		23,400
Very Rev. Christian R. Oravec	12,300	6,000	-	-	-	-		18,300
Mark E. Pasquerilla	15,350	6,000	-	-	-	-		21,350
Howard M. Picking, III	17,700	6,000	-	-	-	-		23,700
Sara A. Sargent	24,450	6,000	-	-	-	-		30,450
Thomas C. Slater	20,300	6,000	-	-	-	-		26,300
Robert L. Wise (1)	900	23,500	-	-	-	-		24,400

(1)	All non-employee independent directors receive an annual retainer of $6,000 payable in shares of our common stock. Each director received 2,704 shares of ASRV’s common stock pursuant to this arrangement on May 3, 2010. Board meeting and committee meeting attendance fees are paid in cash. Messrs. Duke and Wise have directed ASRV to apply all or a portion of their board fees that would otherwise be received in cash to the purchase of shares of our common stock.

(2)	Director DeVos has elected to defer all board fees that would otherwise be received in cash.

(3)	Director Dennison entered into a consulting agreement with ASRV on December 17, 2009, to provide supervisory and consulting services to the Company. This agreement expires on April 30, 2011.

In 2010, all ASRV and Bank board meetings were held jointly, but with separate agendas and minutes. Directors were paid a fee of $450 for their attendance at each joint ASRV and Bank board meeting. Directors were paid a fee of $400 for their attendance at certain committee meetings of the ASRV board of directors. However, directors frequently were not compensated for specially-called committee meetings, telephonic meetings or committee meetings convened for a limited purpose, such as the audit committee’s review of quarterly earnings releases. Beginning in April of 2004, Mr. Ford assumed the position of non-executive Chairman of ASRV. He receives a monthly retainer of $5,000 for his services in that capacity.

Certain non-employee directors of ASRV also are directors of the Bank and directors of AmeriServ Trust and Financial Services Company (the “Trust Company”). Directors serving on the board of directors of the Trust Company were compensated for their services by the payment of a fee of $450 for each board of directors meeting attended. A fee of $400 was paid for certain Bank and certain Trust Company committee meetings attended, but directors frequently were not compensated for specially-called committee meetings, telephonic meetings or committee meetings convened for a limited purpose.

Equity Compensation Plan Information

The following table summarizes the number of shares remaining for issuance under ASRV’s 2001 Stock Incentive Plan as of December 31, 2010.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	291,015	$3.01	476,466
Equity compensation plans not approved by security holders	0	0	0
Total	291,015	$3.01	476,466

MATTER NO. 2

APPROVAL OF AMERISERV FINANCIAL INC. 2011 STOCK INCENTIVE PLAN

General

Our board of directors believes that ASRV’s stock incentive program constitutes an important part of ASRV’s compensation programs and, accordingly, the board of directors of ASRV has adopted a new AmeriServ Financial Inc. 2011 Stock Incentive Plan on February 17, 2011, that is subject to shareholder approval at this meeting.

Shareholders have previously authorized grants of options and restricted stock to employees of ASRV under the ASRV 2001 Stock Incentive Plan (the “2001 Plan”). Under the 2001 Plan, a total of 476,466 common shares are available for issuance and at December 31, 2010, options to acquire 291,015 shares are outstanding. See “Equity Compensation Plan Information” for more information. The 2001 Plan expires, by its terms, on February 23, 2011 and thereafter no further option or restricted stock awards may be granted thereunder. Therefore, subject to shareholder approval, the board of directors has adopted the AmeriServ Financial Inc. 2011 Stock Incentive Plan (the “2011 Plan”) to immediately replace the 2001 Plan.

The Named Executive Officers will be eligible to receive grants under the 2011 Plan, subject to any restrictions imposed by the EESA as amended by the ARRA. The grants made to the Named Executive Officers of ASRV during the latest fiscal year and currently outstanding to the Named Executive Officers as of the last fiscal year are reflected in tables contained in the tables to this proxy statement.

As of the date of this proxy statement, the compensation committee has not made any determinations regarding the amount or form of any award that will be granted or will be available for grant to any person in the future under the 2011 Plan.

Purpose

The 2011 Plan is intended to enhance our ability to attract and retain highly qualified officers, directors and employees, and to motivate such officers, directors and employees to serve the company and its subsidiaries and to expend maximum effort to improve the business results and earnings of the company, by providing to such officers, directors and employees an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the company. By encouraging ownership of ASRV common stock among those who play significant roles in ASRV’s success, implementation of the 2011 Plan will continue to align the interests of our officers, directors and employees with those of our shareholders.

Description of 2011 Plan

The principal features of the 2011 Plan are described below. See Appendix “A” to this Proxy Statement for the full text of the 2011 Plan. To the extent the summary description below differs from the 2011 Plan text attached in Appendix A, the text of the 2011 Plan governs the terms and provisions of the 2011 Plan

The 2011 Plan authorizes the compensation committee of the board of directors or a director or officer delegated by the committee to grant stock options or restricted stock of up to 800,000 shares of ASRV common stock, which constitutes approximately 3.8% of the presently outstanding shares of ASRV common stock as of March 7, 2011.

The 2011 Plan will be administered by the compensation committee, which will have the exclusive power to select the eligible persons to be granted awards under the 2011 Plan, to determine the type, size, terms and conditions of any awards that have been granted, to determine the time when awards will be granted, to establish performance measures, to make any adjustments necessary or desirable, and to prescribe the form of the agreements evidencing awards made under this plan.

The compensation committee will also have the authority to interpret the 2011 Plan and the awards granted under the 2011 Plan, to establish, amend and rescind any rules and regulations relating to the 2011 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2011 Plan, including the reconciliation of any defect, omission or inconsistency in the 2011 Plan or in any award made under the 2011 Plan.

The principal components of the 2011 Plan are as follows:

Types of Awards. The 2011 Plan authorizes the following awards, each of which we may grant alone or in any combination: stock options, restricted stock, and performance grants deemed by the compensation committee, in its discretion, to be consistent with the purposes of the 2011 Plan.

Participation. Consistent with the purposes of the 2011 Plan, the compensation committee will have exclusive power to select the persons who may participate in this plan and may grant awards under the 2011 Plan to ASRV’s directors, officers and employees.

Maximum Number of Shares that May be Issued/Award Limitations. The maximum aggregate number of our common stock shares available for issuance under awards granted under the 2011 Plan will be 800,000, which constitutes approximately 3.8% of the presently outstanding shares of ASRV common stock as of March 7, 2011. The maximum number of common stock shares that may be awarded to any employee may not exceed 175,000 shares in any twelve-month period or result in the loss of the otherwise available exemption of the award under Code Section 162(m).

If any award is terminated, lapses, is forfeited, or cancelled, then the common shares underlying the award, to the extent of any such forfeiture, termination, lapse, or cancellation, will again be available for issuance under the 2011 Plan.

Stock Options. The 2011 Plan permits the granting of options, both incentive stock options and nonqualified stock options, to purchase shares of stock. Incentive stock options may only be granted to our employees or the employees of our parent or subsidiaries within the meaning of Code Sections 424(e) and (f). Our compensation committee determines the number of shares that are to be subject to each stock option and establishes the exercise price at the time each option is granted. The 2011 Plan provides that the option exercise price for each share covered by an option, including incentive and nonqualified stock options, will not be less than the fair market value of a share of our common stock on the date the option is granted and that the term of the option may not exceed ten years from the grant date. The exercise price of an incentive stock option exercisable for the first time by an employee during any calendar year may not exceed $100,000.

In the case of an incentive stock option granted to an individual who owns more than ten percent of the voting power of all classes of our stock or that of our parent or subsidiaries, the exercise price will not be less than 110% of the fair market value of a share of common stock on the grant date, and the term of the option may not exceed five years from the grant date.

Restricted Stock. We may also grant restricted stock awards under the 2011 Plan. The compensation committee will determine the vesting schedule of such awards, which may be in one or more increments.

Performance Grants. Our compensation committee may grant performance grants to eligible persons in the form of options or restricted stock issuable under the 2011 Plan. The compensation committee will have the sole and complete authority to determine the value of any performance grant to be awarded, the performance period, and the performance criteria to be satisfied within the award period. In relation to any performance grant, the performance period may consist of one or more calendar years or other fiscal period of at least 12 months in length for which performance is being measured. Performance measures may be determined either individually, alternatively or in any combination, applied to either us as a whole or to a business unit or subsidiary of us, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by the committee.

With respect to awards that are intended to be performance-based under Code Section 162(m), our compensation committee will establish written objective performance goals for each performance period relating to one or more of the following performance measures: cash flow; earnings (including, without limitation, gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average shareholders’ equity; total shareholder return; return on capital; return on assets or net assets; return on investment; sales, growth in sales or return on sales; income or net income; operating income or net operating income; operating profit or net operating profit; operating margin; return on operating revenue; economic profit, market share; overhead or other expense reduction; growth in shareholder value relative to various indices, including, without limitation, the S&P 500 Index or the Russell 2000 Index, strategic plan development and implementation, net debt, working capital (including components thereof), and any other similar objective financial performance metric selected by the compensation committee in its sole discretion.

To the extent consistent with Code Section 162(m), our compensation committee may determine, at the time the performance goals are established, that certain adjustments will apply, in whole or in part, to exclude the effect of any of the following occurrences: asset write-downs or write-ups; litigation, claims, judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; and any extraordinary, unusual or non-recurring items as described in Accounting Standards Codification 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the company’s annual report to shareholders for the applicable year.

In addition, the compensation committee may, in its sole discretion, establish additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any performance grant and may also retain the discretion to reduce the amount of a performance grant to an eligible person if it concludes that such reduction is necessary or appropriate.

Transferability. No option awards granted under the 2011 Plan will be assignable or transferable by a grantee except by will or by the laws of descent and distribution. Restricted stock awarded under the 2011 Plan may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restriction period or prior to the satisfaction of any of the conditions prescribed the compensation committee with respect to such restricted stock award, unless the compensation committee, in its sole discretion, shortens or terminates the restriction period or waives any conditions applicable to all or a portion of the restricted stock award.

Deferred Payment of Awards. The compensation committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with applicable law, including Code Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

Amendment or Substitution of Awards. Generally, our compensation committee may amend or modify any outstanding award granted under the 2011 Plan in its discretion in any manner that it deems appropriate. However, the compensation committee may not reduce the term, extend the vesting period, increase the exercise price or otherwise amend, modify or supplement the terms of any outstanding award in a manner that adversely affects the grantee without the prior written consent of the grantee.

Furthermore, the compensation committee may not, without the prior consent of the company’s shareholders: reduce the exercise price of any grant following the date of grant (other than such equitable adjustments as may be required by certain capitalization changes of the company as set forth in the Plan); cancel an option in exchange for cash when the exercise or grant price per share exceeds the fair market value per share or take any action with respect to an option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which ASRV’s common stock is traded; or cancel or replace an outstanding grant with a new grant with a lower exercise price where the economic effect would be the same as reducing the exercise price of the cancelled grant.

Notwithstanding, our compensation committee is authorized to modify, amend, or terminate any or all of the provisions of an award to the extent necessary to conform the provisions of the award with Code Section 162(m), Code Section 409A, or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination will adversely affect the rights of a grantee. Our compensation committee may also, in its discretion, permit award holders to surrender outstanding awards in order to exercise or realize the rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the 2011 Plan.

Dilution and Other Adjustments. The number of shares for which grants of options and restricted stock may be made under the Plan, or are subject to outstanding award grants under the 2011 Plan, will be proportionately increased or decreased for any increase or decrease in the number or shares of common stock on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or for any other increase or decrease in such shares effected without receipt of consideration by the company.

Plan Amendment or Suspension. The board of directors may, at any time and from time to time, amend or suspend the 2011 Plan as to any shares of common stock as to which grants have not been made. An amendment to the 2011 Plan is contingent upon approval of the company’s shareholders only to the extent required by applicable law, regulations, or rules and unless such change is: a change in the class of individuals eligible for awards under the 2011 Plan; an increase in the maximum number of shares of common stock for which grants may be made under the 2011 Plan; a reduction in the price at which options may be granted below the price provided for in the Plan; a reduction in the exercise price of outstanding options; cancellation of an option in exchange for cash when the exercise or grant price per share exceeds the fair market value per share; or any action with respect to an option that would be treated as a repricing under the rules and regulations of NASDAQ; or an extension of the term of this Plan. No amendment or suspension of the 2011 Plan may, without the consent of the grantee, alter or impair rights or obligations under any grant awarded under the 2011 Plan.

Plan Termination. The 2011 Plan, if adopted by our shareholders, will terminate upon the earlier of the adoption of a resolution of the board of directors terminating the 2011 Plan; or the tenth anniversary of the adoption of the 2011 Plan by our shareholders. The termination of the 2011 Plan may not, without the consent of the grantee, alter or impair rights or obligations under any grant awarded under the 2011 Plan.

Federal Tax Consequences. The following is a brief summary of the principal United States federal income tax consequences applicable to grantee in the 2011 Plan and to us, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local, or foreign tax consequences. The 2011 Plan is not subject to the protective provisions of ERISA and is not qualified under Code Section 401(a).

Incentive Stock Options

Options issued under the 2011 Plan and designated as incentive stock options are intended to qualify under Code Section 422. Under the provisions of Code Section 422, an optionee who has been granted an incentive stock option will not recognize income and we will not be entitled to a deduction at the time of the grant or exercise of the option but the difference between the value of the common stock received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the optionee’s alternative minimum tax. The taxation of gain or loss upon the sale of the common stock acquired upon exercise of an incentive stock option depends, in part, on whether the holding period of the common stock is at least two years from the date the option was granted and at least one year from the date the option was exercised. If this holding period is satisfied, any gain or loss realized on a subsequent disposition of the common stock is treated as a long-term capital gain or loss. If this holding period is not met, then, upon such “disqualifying disposition” of the common stock, the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the exercise price limited, however, to the gain on sale. Any further gain

(or loss) realized by the optionee generally is taxed as short- or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, we generally will be entitled to a tax deduction in the same amount.

Nonqualified Stock Options

An optionee will generally not recognize income at the time a nonqualified stock option is granted. Rather, the optionee recognizes compensation income only when the nonqualified stock option is exercised. The amount of income recognized is equal to the excess of the fair market value of the common stock received over the sum of the exercise price plus the amount, if any, paid by the optionee for the nonqualified stock option. We are generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition of the common stock acquired under a nonqualified stock option, the optionee will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the common stock is disposed of within one year after the nonqualified stock option is exercised, and long-term if the common stock was held more than 12 months as of the sale date.

Restricted Stock

A grantee that receives a restricted stock award under the 2011 Plan will normally not be required to recognize income for federal income tax purposes at the time of grant, nor are we entitled to any deduction, to the extent that the common stock awarded has not vested (i.e., subject to a substantial risk of forfeiture). When any part of a restricted stock award vests, the grantee will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested common stock on the vesting date (less the amount, if any, paid for the stock). The grantee may, however, make an election, referred to as a Section 83(b) election, within thirty days following the grant of the restricted stock award, to be taxed at the time of the grant of the award based on the fair market value of the common stock on the grant date. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the grantee. We will be entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale of the vested common stock, the grantee will realize short-term or long-term capital gain or loss depending on the holding period.

Performance Grants

A grantee generally will not recognize income upon the grant of a performance award. Upon payment of the performance grant, the grantee will recognize ordinary income in an amount equal to the cash received or, if the performance grant is payable in common stock, the fair market value of the common stock received. When the grantee recognizes ordinary income upon payment of a performance award, we will generally be entitled to a tax deduction in the same amount.

Limitations on our Deductions; Consequences of Change of Control

With certain exceptions, Code Section 162(m) limits our deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally our Named Executive Officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Code Section 162(m). If our shareholders approve the 2011 Plan, we believe that stock options and performance grants (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the 2011 Plan will satisfy the requirements of qualified performance-based compensation, and therefore, we will be entitled to a full deduction with respect to such awards. In addition, if our “change of control” causes awards under the 2011 Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the grantees could, in some cases, be considered to have received “excess parachute payments,” which could subject the grantees to a 20% excise tax on the excess parachute payments and could result in a disallowance of our deductions under Code Section 280G.

Code Section 409A

Awards under the 2011 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Code Section 409A. We intend that all awards under the 2011 Plan will not result in adverse tax consequences under Code Section 409A. In certain cases, however, Code Section 409A may impose upon a grantee certain taxes or interest charges for which the grantee is responsible. In no event does Code Section 409A limit our deduction with respect to compensation paid to a grantee.

Registration. If the 2011 Plan is approved by the shareholders, we will register the shares subject to the 2011 Plan with the Securities and Exchange Commission. The cost of such registration will be borne by the company.

Recovery. Awards granted to pursuant to the 2011 Plan are subject to recovery by the company. The company may: cause the cancellation of any grant awarded under the 2011 Plan; require the reimbursement of any grant by a grantee; and effect any other right of recoupment of any compensation provided under the 2011 Plan, or as otherwise permitted in accordance with the company’s clawback policies and/or applicable law, including, but not limited to the ESSA, as amended by the ARRA. In addition, a grantee may be required to repay to the company certain previously paid compensation, whether provided under the 2011 Plan or an award agreement made pursuant thereto, in accordance with such clawback policies or applicable law.

In addition, if the company determines that a grantee engaged in activities harmful to the company prior to or within 6 months after a grantee’s termination of employment with the company, any vested restricted stock, profits realized upon the exercise of any option, and any profits realized upon the sale of any vested shares of restricted stock, received pursuant to the 2011 Plan, on or after one year prior to the termination of the grantee’s employment with the company, will inure to the company, subject to certain restrictions set forth in the 2011 Plan.

Activities deemed to be harmful are: the disclosure of the company’s non-public information; the failure to return materials containing the company’s non-public information; the failure to assign or take any actions to assign and convey all rights, title, and interest in confidential or non-confidential intellectual property, which the employee created during his or her employment with the company; the solicitation or enticement for employment any employee of the company; the solicitation of certain customers of the company; or the engagement in any business activity in competition with the company in the same or closely related activity that the employee was engaged in for the company during the one year period prior to his or her termination.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE FOR ADOPTION OF THE 2011 AMERISERV FINANCIAL, INC. STOCK INCENTIVE PLAN.

MATTER NO. 3

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As described above in the “Compensation Discussion and Analysis” section and the compensation tables of this proxy statement, ASRV’s compensation programs are designed to:

•	align the interests of our executive officers with the long-term interests of our shareholders;

•	create a culture that rewards the superior performance of our executive officers through the attainment of specified performance objectives and targets; and

•	attract, motivate, and retain the highest level of executive talent and experience for the benefit of our shareholders.

In connection with our participation in the Treasury’s Capital Purchase Plan, we are required to submit a proposal allowing our shareholders to cast an advisory vote on our compensation program at the annual meeting of shareholders. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder of ASRV an opportunity to endorse or not endorse our executive compensation programs and polices through the following resolution:

“RESOLVED, that the shareholders approve the overall executive compensation policies and procedures employed by the company, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the board. However, the compensation committee will take into account the outcome of the vote when considering future executive compensation programs and arrangements.

Opponents of “Say-on-Pay” proposals have suggested that the impact on shareholder value of these proposals remains unproven because shareholders currently, for example, have the right to approve certain compensation plans, such as stock option plans.

Therefore, we cannot assess what measurable impact, if any, this proposal will have in the creation of shareholder value or improving our corporate governance, in light of the corporate governance standards we currently have in place.

We believe that both ASRV and its shareholders benefit from maintaining a constructive dialogue with its shareholders. This proposal is only one part of our corporate governance program and practices that maintain this dialogue with our shareholders and our commitment to the creation of long-term shareholder value.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ABOVE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

AUDIT COMMITTEE REPORT

On September 18, 2008, the audit committee of the board of directors of ASRV extended the engagement of S.R. Snodgrass, AC to provide audit, tax, SAS 70 and benefit plan audit services for the years ending on December 31, 2009, 2010 and 2011. This appointment was ratified by our shareholders at our 2009 Annual Meeting.

S.R. Snodgrass, AC has audited our consolidated financial statements as of and for the year ended December 31, 2010. The report on those consolidated financial statements appears in the Annual Report to Shareholders. Representatives of S.R. Snodgrass, AC are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

The following table sets forth the aggregate fees billed to us by S.R. Snodgrass, AC for the fiscal years ended December 31, 2010 and December 31, 2009.

	2010	2009
Audit Fees	$224,428	$227,541
Audit-Related Fees	109,482	70,948
Tax Fees	29,200	26,600
All Other Fees	28,240	27,576

“Audit Fees” include fees for audit services associated with the annual core audit and expenses associated with on-going compliance with the Sarbanes-Oxley Act of 2002. This category also includes fees associated with the quarterly reviews of Form 10-Q.

“Audit-Related Fees” includes fees associated with the SAS 70 Report issued by AmeriServ Trust & Financial Services Company, expenses associated with the audit of the 401(k) profit sharing plan, and fees associated with a student loan audit required by the Department of Education.

“Tax Fees” includes tax preparation, tax compliance and tax advice.

“All Other Fees” include an information technology network security assessment.

The audit committee’s Pre-Approval Policy is available on the company’s website at www.ameriservfinancial.com, by following the links to “Investor Relations” and “Corporate Governance”.

The audit committee pre-approves all audit and legally permissible non-audit services provided by S.R. Snodgrass, AC in accordance with the pre-approval policies and procedures adopted by the Committee at its September 16, 2010 meeting. These services may include audit services, audit-related services, tax services and other services. Under the policy, pre-approved services include pre-approval of non-prohibited services for a limited dollar amount. A list of the prohibited non-audit services as defined by the Securities and Exchange

Commission (SEC) is attached to the pre-approval policy. The SEC’s rule and relevant guidance will be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

The pre-approval fee levels for all services to be provided by S.R. Snodgrass, AC are established annually by the audit committee. Any proposed services exceeding these levels will require specific pre-approval by the audit committee. The approved pre-approval fee level for audit services for fiscal year 2010 was $10,000.

The audit committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the audit committee at the next scheduled meeting. All services performed by S.R. Snodgrass, AC in 2010 were pre-approved in accordance with the pre-approval policy.

The audit committee of ASRV’s board of directors operates under a written charter that specifies the audit committee’s duties and responsibilities. This charter is available on ASRV’s website at www.ameriservfinancial.com by following the links to “Investor Relations” and “Corporate Governance.”

The audit committee oversees ASRV’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report with management including a discussion about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

The audit committee reviewed with S.R., Snodgrass, AC, our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of ASRV’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards or as are required by Statement on Auditing Standards No. 61. The audit committee has received the written disclosures and the letter from S.R., Snodgrass, AC required by the Independence Standards Board Standard No. 1, and has discussed with S.R., Snodgrass, AC its independence. When necessary, the audit committee has considered the compatibility of non-audit services with the auditor’s independence.

The audit committee discussed with ASRV’s internal auditor and S.R., Snodgrass, AC the overall scope and plans for their respective audits. The audit committee met with the internal auditor and S.R., Snodgrass, AC to discuss the results of their audits and examinations, their evaluations of ASRV’s internal controls and the overall quality of ASRV’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

James C. Dewar (Chair)

Margaret A. O’Malley (Vice Chair)

J. Michael Adams, Jr.

Daniel R. DeVos

Bruce E. Duke, III, M.D.

Craig G. Ford

Very Rev, Christian R. Oravec

Howard M. Picking, III

Sara A. Sargent

Robert L. Wise

CORPORATE GOVERNANCE DOCUMENTS

A copy of our Code of Ethics and Legal Code of Conduct, our Code of Ethics for the Chief Executive Officer and Senior Financial Officer and the charters of our audit committee, nominating committee, compensation committee, corporate governance committee, and investment/ALCO committee are available on our website under Investor Relations at www.ameriservfinancial.com and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430, by e-mail at info@ameriservfinancial.com or by calling Investor Relations at (814) 533-5310.

FINANCIAL INFORMATION

Requests for printed financial material (including our annual reports, Forms 10-K, 10-Q and Call Reports) should be directed to Jeffrey A. Stopko, Executive Vice President and Chief Financial Officer, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430, telephone (814) 533-5310.

DIRECTOR INDEPENDENCE AND TRANSACTIONS WITH RELATED PARTIES

Director Independence

The board of directors of ASRV undertakes a formal review of director independence semi-annually. This process consists of an oral question and answer session at a board meeting at which all directors hear the responses of each director and have an opportunity to evaluate the facts presented. As part of this question and answer session, each director is asked to confirm that there are no facts or circumstances with respect to the director that would be in conflict with the NASDAQ listing standards regarding independence or that would otherwise compromise the director’s independence. This independence review is further supplemented by an annual questionnaire that directors are required to complete that contains a number of questions designed to ascertain the facts necessary to determine independence, as well as facts regarding any related party transactions. Based upon these reviews, the board of directors has determined that all directors are independent, other than Mr. Dennison and Mr. Wilson, our former and current, President and Chief Executive Officer, respectively. In making this determination, the board considered a number of specific relationships between directors and ASRV as follows:

•

Director Sargent operates an employment service that periodically provides ASRV with temporary employees. The board determined that the amount of fees paid by the company to the Sargent Group was approximately $6,500 and is not material to the company or the Sargent Group.

•

Director Pasquerilla owns the Holiday Inn Downtown, in Johnstown, Pennsylvania. ASRV periodically holds off-site meetings at the Holiday Inn, including, in some years, its annual meeting of shareholders. In addition, the Holiday Inn provides catering services to ASRV from time to time. The board determined that the amount paid by the company to the Holiday Inn was approximately $22,000 and is not material to the company or the Holiday Inn.

•

Director Kunkle is the owner of Laurel Holdings, Inc. Among other things, Laurel operates a company that provides janitorial services to ASRV. In 2010, ASRV paid Laurel the sum of approximately $264,000 for these services. The amount paid represents less than five percent of Laurel’s consolidated revenues. Accordingly, the board concluded that the existence of this relationship did not impair Mr. Kunkle’s independence.

Transactions With Related Parties

Certain directors, nominees, and executive officers or their associates were customers of and had transactions with ASRV or its subsidiaries during 2010. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. All transactions, products or services provided to the directors, nominees, executive officers, or their associates by ASRV or its subsidiaries are on substantially the same terms and conditions that those directors, nominees, executive officer, or their associates could receive elsewhere.

Review, Approval or Ratification of Transactions with Related Persons

Our audit committee charter requires that the audit committee approve all related party transactions other than routine deposit relationships and loans that otherwise comply with federal regulations. ASRV also reviews the independence of directors semi-annually. During this process, related party transactions are disclosed to all board members.

SHAREHOLDER COMMUNICATIONS

Shareholders and other interested parties who desire to communicate directly with our independent, non-management directors should submit communications in writing addressed to Audit Committee Chair, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430.

Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with our audit committee in writing addressed to Audit Committee Chair, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any shareholder desiring to present a proposal to be considered at the 2012 annual meeting of shareholders should submit the proposal in writing to: Chairman, AmeriServ Financial, Inc., Executive Offices, P.O. Box 430, Johnstown, Pennsylvania 15907-0430 no later than November 28, 2011.

OTHER MATTERS

The board of directors knows of no other matters to be presented at the annual meeting. If, however, any other business should properly come before the annual meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

By Order of the Board of Directors:

/s/ Sharon M. Callihan

Sharon M. Callihan
Corporate Secretary

March 21, 2011

APPENDIX A

AMERISERV FINANCIAL, INC.

2011 STOCK INCENTIVE PLAN

AmeriServ Financial, Inc. (the “Company”), a Pennsylvania corporation, sets forth herein the terms of its 2011 Stock Incentive Plan (the “Plan”) as follows:

ARTICLE 1 PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors and employees, and to motivate such officers, directors and employees to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, directors and employees an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options and restricted stock in accordance with the terms hereof. Stock options granted under the Plan may be nonqualified stock options or incentive stock options, as provided herein.

ARTICLE 2 DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2 “Award Agreement” means the stock option agreement, restricted stock agreement, or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3 “Benefit Arrangement” shall have the meaning set forth in Article 12 hereof.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means, unless otherwise provided in an applicable employment agreement with the Company or an Affiliate or in an Award Agreement, (a) negligence or willful misconduct in connection with the performance of duties; (b) conviction of a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, confidentiality, intellectual property, or non-competition agreements, if any, between the employee and the Company or an Affiliate.

2.6 “Change of Control” means (a) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (b) a sale of all or substantially all of the assets of the Company to another person or entity, or (c) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) that results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.7 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.8 “Covered Employee” means an employee who is, or is likely to become a “covered employee” within the meaning of Code Section 162(m) (or any successor provision).

2.9 “Committee” means the Compensation Committee of the Board or such other committee as may be hereafter designated by the Board to administer this Plan; provided that the Compensation Committee or any such other committee is comprised solely of “outside directors” within the meaning of Code Section 162(m).

2.10 “Company” means AmeriServ Financial, Inc.

2.11 “Disability” means the Grantee is “permanently and totally disabled” within the meaning of Code Section 22(e)(3).

2.12 “Effective Date” means February 17, 2011, the date the Plan is approved by the Board.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.14 “Fair Market Value” means with respect to a share of Stock, the closing price of the Stock on the Nasdaq National Market (or such other exchange or market on which the Stock may hereafter be listed for trading) on the Grant Date (or other applicable date) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.

2.15 “Grant” means an award of an Option or Restricted Stock under the Plan.

2.16 “Grant Date” means the date on which the Committee makes the determination to make a Grant or such later date as the Committee may specify at the time of making such determination.

2.17 “Grantee” means an employee, officer, or director who receives or holds an Option or Restricted Stock under the Plan.

2.18 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.19 “Net-Exercise” means a procedure by which the Grantee will be issued a number of whole shares of Stock upon the exercise of an Option determined in accordance with the following formula:

N = X(A-B)/A, where:

N = the number of shares of Stock to be issued to the Grantee upon exercise;

X = the total number of shares with respect to which the Grantee has elected to exercise;

A = the Fair Market Value of one (1) share of Stock determined on the exercise date; and

B = the Option Price per share (as defined in the Grantee’s Award Agreement).

2.20 “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

2.21 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.22 “Option Price” means the purchase price for each share of Stock subject to an Option.

2.23 “Other Agreement” shall have the meaning set forth in Article 12 hereof.

2.24 “Parachute Payment” shall have the meaning set forth in Article 12 hereof.

2.25 “Plan” means this AmeriServ Financial, Inc. 2011 Stock Incentive Plan.

2.26 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.27 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Article 8 hereof, that are subject to restrictions and to a risk of forfeiture.

2.28 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.29 “Service” means a Participant’s employment or service with the Company or a Subsidiary as an employee or a director, whichever such capacity the Participant held on the Grant Date of a Grant. Unless otherwise determined by the Committee, a Participant’s Service shall be deemed to have terminated if the Participant ceases to render service to the Company or an Affiliate in such initial capacity. However, a Participant’s Service shall not be deemed to have terminated merely because of a change in the Company or Affiliate for which the Participant renders such Service in such initial capacity; provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any bona fide leave of absence approved by the Company or an Affiliate. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

2.30 “Stock” means the common stock ($0.01 par value) of the Company.

2.31 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

2.32 “Ten-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

ARTICLE 3 ADMINISTRATION OF THE PLAN

3.1 Board; Delegation. Subject always to the right of the Board to revoke its delegation, the Board hereby delegates administration of the Plan to the Committee; provided that such administration shall be consistent with the Company’s articles of incorporation and by-laws and applicable law.

3.2 Committee. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing in accordance with the Company’s articles of incorporation and by-laws and applicable law. The interpretation and construction by the Committee of any provision of the Plan, any Grant or any Award Agreement shall be final, binding, and conclusive. In the event that the Plan, any Grant or any Award Agreement, entered into hereunder provides for any action to be taken by or determination to be made by the Committee, such action may be taken by or such determination may be made by the Board. The Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee.

3.3 Grants. Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Grants to be made to a grantee;

(c) determine the number of shares of Stock to be subject to a Grant; provided however, that the number of shares pursuant to a Grant made to any employee shall not exceed 175,000 shares in any twelve month period or result in the loss of the otherwise available exemption of the award under Code Section 162(m);

(d) establish the terms and conditions of each Grant (including, but not limited to, the Option Price of any Option (provided, however, that the Option Price on any shares pursuant to a Grant made to any Grantee who is a Covered Employee shall not be less than the Fair Market Value on the Grant Date where such action would result in the loss of the otherwise available exemption of the award under Code Section 162(m)), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e) prescribe the form of each Award Agreement evidencing a Grant; and

(f) amend, modify, or supplement the terms of any outstanding Grant; provided however, that the Committee may not reduce the term, extend the vesting period, increase the exercise price or otherwise amend, modify or supplement the terms of any outstanding Grant in a manner that adversely affects the Grantee without the prior written consent of the Grantee; and further provided that the Committee may not, without the prior consent of the Company’s shareholders, (i) reduce the exercise price of any Grant following the date of grant (other than such equitable adjustments as may be required by Article 14 hereof), (ii) cancel an Option in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one share of Stock or take any action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded, or (iii) cancel or replace an outstanding Grant with a new Grant with a lower exercise price where the economic effect would be the same as reducing the exercise price of the cancelled Grant.

Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. The Committee shall have the right, in its discretion, to make Grants in substitution or exchange for any other Grant under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in any employment agreement between the Grantee and the Company or any Affiliate, the applicable Award Agreement or this Plan, as applicable.

3.4 Deferral Arrangement. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with applicable law, including Code Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

3.5 No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

ARTICLE 4 STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Article 14 hereof, the number of shares of Stock available for issuance under the Plan shall not exceed 800,000 shares of Stock. Stock issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan. In addition, any shares subject to any Grant that have been retained by the Company in payment or satisfaction of the tax withholding obligation of a Grant shall not count against the limit set forth in this Article 4.

ARTICLE 5 GRANT ELIGIBILITY

5.1 Employees, Officers and Directors of the Company. Grants (including Grants of Incentive Stock Options, subject to Section 5.3) may be made under the Plan to any employee, officer, or director providing services to the Company or an Affiliate.

5.2 Successive Grants. An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

5.3 Limitations on Incentive Stock Options. An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company (or any parent of the Company); (b) to the extent specifically provided in the related Award Agreement; (c) no Grants are made under this Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company’s shareholders; and (d) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. To the extent any Incentive Stock Option would exceed the $100,000 limit, the Incentive Stock Option will thereafter be treated as a Nonqualified Stock Option for all purposes.

ARTICLE 6 AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine, which specifies the number of shares subject to the Grant and provides for adjustment in accordance with Article 14. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Nonqualified Stock Options.

ARTICLE 7 TERMS AND CONDITIONS OF OPTIONS

7.1 Option Price. The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. The Option Price shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten-Percent Shareholder, the Option Price of an Incentive Stock Option granted to such Grantee shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date.

7.2 Vesting and Option Period. Subject to Sections 7.3 and 14.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 7.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. In the event that a Grantee’s Service is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any continuous service requirement for vesting (but not any performance goal or goals) specified in an Award Agreement pursuant to this Section and permit exercise of an Option held by such Grantee prior to the satisfaction of such continuous service requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Grantee’s termination of Service.

7.3 Term. Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten-Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

7.4 Exercise of Options on Termination of Service.

(a) Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service; provided that such Option may not be exercised beyond the expiration date set forth in Section 7.3.

Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Additionally, in the event that a Grantee’s Service is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, permit an Option to be exercised by a Grantee beyond the date specified in the Award Agreement pursuant to this Section; provided that such Option may not be exercised beyond the expiration date set forth in Section 7.3. Any such extension may be made with retroactive effect, provided it is made within 60 days following the Grantee’s termination of Service.

(b) If the Committee exercises its discretion to permit an Incentive Stock Option to be exercised by a Grantee more than three months after the termination of Service for any reason (or more than 12 months if the Grantee experiences a Disability), the Incentive Stock Option will thereafter be treated as a Nonqualified Stock Option for all purposes. For purposes of this Section 7.4(b), a Grantee’s Service will be treated as continuing uninterrupted during any period that the Participant is on military leave, sick leave or another approved leave of absence if the period of leave does not exceed 90 consecutive days, or a longer period to the extent that the Grantee’s right to reemployment with the Company or a Subsidiary is guaranteed by statute or by contract. If the period of leave exceeds 90 consecutive days and the Grantee’s right to reemployment is not guaranteed by statute or contract, the employment relationship will be deemed to have ceased on the 91st day of the leave.

7.5 Limitations on Exercise of Option. Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company, or after ten years following the Grant Date, or after the occurrence of an event referred to in Article 14 hereof that results in termination of the Option.

7.6 Exercise Procedure. An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full (using any form of payment described in Article 10) of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (a) 100 shares or such lesser number set forth in the applicable Award Agreement and (b) the maximum number of shares available for purchase under the Option at the time of exercise. The Option Price shall be payable in a form described in Article 10.

7.7 Right of Holders of Options. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual.

7.8 Delivery of Stock Certificates. Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock purchased upon such exercise of the Option.

7.9 Transferability of Options. During the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

ARTICLE 8 RESTRICTED STOCK

8.1 Grant of Restricted Stock. The Committee may from time to time grant Restricted Stock to persons eligible to receive Grants under Article 5 hereof, subject to such restrictions, conditions, and other terms as the Committee may determine.

8.2 Restrictions.

(a) At the time a Grant of Restricted Stock is made, the Committee shall establish a restriction period applicable to such Restricted Stock. Each Grant of Restricted Stock may be subject to a different restriction period. The Committee may, in its sole discretion, at the time a Grant of Restricted Stock is made, prescribe conditions that must be satisfied prior to the expiration of the restriction period, including the satisfaction of corporate or individual performance objectives or continued Service, in order that all or any portion of the Restricted Stock shall vest. The restrictions applicable to a Grant of Restricted Stock shall lapse at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement.

(b) The Committee also may, in its sole discretion, shorten or terminate the restriction period or waive any of the conditions applicable to all or a portion of the Restricted Stock. The Restricted Stock may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restriction period or prior to the satisfaction of any other conditions prescribed by the Committee with respect to such Restricted Stock.

8.3 Restricted Stock Certificates. The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (a) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse, or (b) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

8.4 Rights of Holders of Restricted Stock. Holders of Restricted Stock shall not have the right to vote such Stock and shall not have the right to receive any dividends declared or paid with respect to such Stock until the applicable restriction lapses. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

8.5 Termination of Service. Unless otherwise provided by the Committee in the applicable Award Agreement, upon the termination of a Grantee’s Service with the Company or an Affiliate, any shares of Restricted Stock held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock. Notwithstanding the foregoing, in the event that a Grantee’s Service is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any minimum vesting period (but not any performance goal or goals) with respect to a Restricted Stock Grant held by such Grantee. Any such waiver may be made with retroactive effect, provided it is made within 60 days following such Grantee’s termination of Service.

8.6 Delivery of Stock. Upon the expiration or termination of the restriction period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee.

ARTICLE 9 PERFORMANCE-BASED AWARDS

9.1 Grants of Options or Restricted Stock may be made subject to the attainment of performance goals relating to one or more business criteria. For purposes of the Plan, such business criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination: (a) cash flow; (b) earnings (including, without limitation, gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization, and net earnings); (c) earnings per share; (d) growth in earnings or earnings per share; (e) stock price; (f) return on equity or average shareholders’ equity; (g) total shareholder return; (h) return on capital; (i) return on assets or net assets; (j) return on investment; (k) sales, growth in sales or return on sales; (l) income or net income; (m) operating income or net operating income; (n) operating profit or net operating profit; (o) operating margin; (p) return on operating revenue; (q) economic profit, (r) market share; (s) overhead or other expense reduction; (t) growth in shareholder value relative to various indices, including, without limitation, the S&P 500 Index or the Russell 2000 Index, (u) strategic plan development and implementation, (v) net debt, (w) working capital (including components thereof), and (x) during the “reliance period” (as defined in Treasury Regulation Section 1.162-27(f)(2)), any other similar objective financial performance metric selected by the Committee in its sole discretion (collectively, the “Qualifying Performance Criteria”). To the extent required by or consistent with Code Section 162(m), the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (z) asset write-downs or write-ups, (aa) litigation, claims, judgments or settlements, (bb) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (cc) accruals for reorganization and restructuring programs, and (dd) any extraordinary, unusual or non-recurring items as described in Accounting Standards Codification (ASC) 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to shareholders for the applicable year.

9.2 Any Qualifying Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre established target, to previous period results or to a designated comparison group, in each case as specified by the Committee in the Grant. To the extent required by Code Section 162(m), prior to the payment of any compensation under a Grant intended to qualify as “performance-based compensation” under Code Section 162(m), the Committee shall certify the extent to which any such Qualifying Performance Criteria and any other material terms under such Grant have been satisfied (other than in cases where such relate solely to the increase in the value of the Stock). To the extent Code Section 162(m) is applicable, the Committee may not in any event increase the amount of compensation payable to a Grantee subject to Code Section 162(m) upon the satisfaction of any Qualifying Performance Criteria.

9.3 To the extent a Grant is intended to qualify under Code Section 162(m), any language in the Award Agreement, Committee resolutions, or other agreements and actions in connection with the Grant, to the extent inconsistent with Code Section 162(m) shall be deemed interpreted and modified to the minimum extent necessary so that such Grants are compliant with Code Section 162(m).

ARTICLE 10 FORM OF PAYMENT

10.1 General Rule. Payment of the Option Price for the shares of stock purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Company.

10.2 Surrender of Stock. Payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise.

10.3 Cashless Exercise. With respect to an Option only (and not with respect to Restricted Stock), and for so long as the shares of Stock are publicly traded, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Article 11.

10.4 Net Exercise. Payment of the Option Price for the number of shares of Stock being purchased pursuant to any Option may also be made by delivery of a properly executed notice pursuant to Section 7.6 electing a Net-Exercise.

ARTICLE 11 WITHHOLDING TAXES

The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse or restrictions applicable to Restricted Stock or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (a) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined (or the next trading day thereafter if such date is not a trading day). A Grantee who has made an election pursuant to this Article 11 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

ARTICLE 12 CUTBACK PROVISION

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding (an “Other Agreement”) hereafter entered into that expressly modifies or excludes application of this paragraph, and notwithstanding any formal or informal plan or other arrangement (a “Benefit Arrangement”) for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee, if the Grantee is a “disqualified individual,” as defined in Code Section 280G(c), any Options or Restricted Stock held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit (a “Parachute Payment”) to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect and (b) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (b) of the preceding sentence, then those rights, payments, or benefits under any Other Agreements, any Benefit Arrangements, and this Plan, shall be reduced or eliminated in that order so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

ARTICLE 13 REQUIREMENTS OF LAW

13.1 General. The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such Grant or the delivery of any shares of Restricted Stock, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

13.2 Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

13.3 Financial Reports. To the extent required by applicable law, not less often than annually, the Company shall furnish to Grantees summary financial information including a balance sheet regarding the Company’s financial condition and results of operations, unless such Grantees have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

ARTICLE 14 EFFECT OF CHANGES IN CAPITALIZATION

14.1 Changes in Stock. The number of shares for which Grants of Options and Restricted Stock may be made under the Plan shall be proportionately increased or decreased for any increase or decrease in the number or shares of Stock on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or for any other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date (any such event hereafter referred to as a “Corporate Event”). In addition, the number of shares for which Grants are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in outstanding Options shall not change the aggregate consideration payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price. The conversion of any convertible securities of the Company shall not be treated as an increase in shares affected without receipt of consideration.

14.2 Reorganization in which the Company is the Surviving Entity and in which No Change of Control Occurs. If the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Grant theretofore made pursuant to the Plan shall pertain to and apply solely to the common stock shares to which a holder of the number of shares of Stock subject to such Grant would have been entitled immediately following such reorganization, merger, or consolidation, and in the case of Options, with a corresponding proportionate adjustment of the Option Price so that the aggregate consideration thereafter shall be the same as the aggregate consideration of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger, or consolidation.

14.3 Reorganization, Sale of Assets, or Sale of Stock that Involves a Change of Control. Subject to the exceptions set forth in the last sentence of this Section 14.3, (a) upon the occurrence of a Change of Control, all outstanding shares of Restricted Stock shall be deemed to have vested and all restrictions and conditions applicable to such shares of Restricted Stock shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and (b) either of the following two actions shall be taken: (i) fifteen days prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or (ii) the Board may elect, in its sole discretion, to cancel any outstanding Options on the effective date of the Change of Control and pay or deliver, or cause to be paid or delivered on or within fifteen days after the effective date of a Change of Control, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of the number of shares of Stock subject to the Option (the Option Shares) multiplied by the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (2) the Option Price applicable to such Option Shares. With respect to the Company’s establishment of an exercise window, (x) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event, and (y) upon consummation of any Change of Control, the Plan, and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders. This Section 14.3 shall not apply to any Change of Control to the extent that provision is made in writing in connection with such Change of Control for the assumption or continuation of the Options and Restricted Stock theretofore granted, or for the substitution for such Options and Restricted Stock for new common stock options and new common stock restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and prices, in which event the Plan and Options and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

14.4 Adjustments. Adjustments under Article 14 related to shares of Stock or securities of the Company shall be made in accordance with applicable law by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

14.5 No Limitations on Company. The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

14.6 Section 409A. Notwithstanding anything in this Article 14 to the contrary, any adjustments provided for in this Article 14 shall be made in a manner to avoid adverse tax consequences to any Grantee under Code Section 409A.

ARTICLE 15 DURATION AND AMENDMENTS

15.1 Term of the Plan. The Effective Date of this Plan is the date of its adoption by the Board, subject to the approval of the Plan by the Company’s shareholders. In the event that the shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Grants already made shall be null and void, and no additional Grants shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as next provided.

15.2 Amendment and Termination of the Plan. The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Grants have not been made. An amendment to the Plan shall be contingent upon approval of the Company’s shareholders only to the extent required by applicable law, regulations, or rules. No Grants shall be made after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan. In addition, no amendment of the Plan shall, without the approval of the shareholders of the Company:

(a) change the class of individuals eligible for awards under the Plan;

(b) increase the maximum number of shares of Stock for which Grants may be made under this Plan;

(c) reduce the price at which Options may be granted below the price provided for in Section 7.1 hereof;

(d) reduce the Option Price of outstanding Options;

(e) cancel an Option in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one share of Stock or take any action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded; or

(f) extend the term of this Plan.

ARTICLE 16 GENERAL PROVISIONS

16.1 Clawback Policy. The Company may (i) cause the cancellation of any Grant, (ii) require reimbursement of any Grant by a Grantee and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Grantee may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

16.2 Hedging. Grantees shall be prohibited from hedging the economic risk of any Grant, which includes entering into any derivative transaction on Company Stock (e.g. any short sale, put, swap, forward, option, collar, etc.) or similar transaction with the same economic effect.

16.3 Disclaimer of Rights. No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

16.4 Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

16.5 Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

16.6 Other Award Agreement Provisions. Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

16.7 Number and Gender. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

16.8 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.9 Governing Law. The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the Commonwealth of Pennsylvania other than any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Grants awarded hereunder to the substantive laws of any other jurisdiction.

16.10 Harmful Activity. If an employee Grantee shall engage in any “harmful activity” prior to or within six months after termination of employment with the Company, then (a) any shares of Restricted Stock held by the employee that have vested, (b) any Profits realized upon the exercise of any Option and (c) any Profits realized upon the sale of any vested shares of Restricted Stock, on or after one year prior to the termination of employment with the Company shall inure to the Company. The aforementioned restriction shall not apply in the event that employment with the Company terminates within two years after a Change of Control. If any vested shares of Restricted Stock or any Profits realized upon the exercise of any Option or upon the sale of any vested shares of Restricted Stock inure to the benefit of the Company in accordance with the first sentence of this Section, an employee Grantee shall provide all such forfeited Grants and pay all such Profits to the Company within 30 days after first engaging in any harmful activity and all Grants that have not yet vested and all unexercised Options shall immediately be forfeited and canceled. The determination by the Committee as to whether an employee engaged in “harmful activity” prior to or within six months after termination of employment with the Company shall be final and conclusive. Unless otherwise provided in the relevant Award Agreement, the provisions of this Section 16.10 shall apply to all Grants made under the Plan.

A “harmful activity” shall have occurred if an employee shall do any one or more of the following:

(a) Use, publish, sell, trade or otherwise disclose Non-Public Information of the Company unless such prohibited activity was inadvertent, done in good faith and did not cause significant harm to the Company.

(b) After notice from the Company, fail to return to the Company any document, data, or thing in an employee’s possession or to which an employee has access that may involve Non-Public Information of the Company.

(c) After notice from the Company, fail to assign to the Company all right, title, and interest in and to any confidential or non-confidential Intellectual Property which an employee created, in whole or in part, during employment with the Company, including, without limitation, copyrights, trademarks, service marks, and patents in or to (or associated with) such Intellectual Property.

(d) After notice from the Company, fail to agree to do any acts and sign any document reasonably requested by the Company to assign and convey all right, title, and interest in and to any confidential or non-confidential Intellectual Property which an employee created, in whole or in part, during employment with the Company, including, without limitation, the signing of patent applications and assignments thereof.

(e) Upon an employee’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, solicit or entice for employment or hire any employee of the Company.

(f) Upon an employee’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, call upon, solicit, or do business with (other than business which does not compete with any business conducted by the Company) any customer of the Company an employee called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not such information is or was non-public) while employed at the Company unless such prohibited activity was inadvertent, done in good faith, and did not involve a customer whom an employee should have reasonably known was a customer of the Company.

(g) Upon an employee’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Company, engage in any business activity in competition with the Company in the same or a closely related activity that an employee was engaged in for the Company during the one year period prior to the termination of employment.

For purposes of this Section 16.10:

(a) “Intellectual Property” shall mean any invention, idea, product, method of doing business, market or business plan, process, program, software, formula, method, work of authorship, or other information.

(b) “Company” shall mean the Corporation and its Affiliates collectively.

(c) “Non-Public Information” shall mean, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., employees, customers, and suppliers) that are developed, owned, utilized, or maintained by an employer such as the Company, and that of its customers or suppliers, and that are not generally known by the public.

(d) “Profit” shall mean, (1) with respect to any Option, the spread between the Fair Market Value of a share of Stock on the date of exercise and the Option Price, multiplied by the number of shares exercised under the Option; and (2) with respect to any shares of Restricted Stock, any profit realized upon the sale of any share of Stock that were acquired upon the vesting of such Grants.

AMERISERV FINANCIAL, INC. 216 FRANKIN STREET P.O. BOX 430 JOHNSTOWN, PA 15907

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

____ ____ ____ ____ ____ ____

CONTROL # g	000000000000

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following Class I Directors for Terms Expiring 2014:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.			☐

1.	Election of Directors	☐	☐	☐
Nominees
01	Allan R. Dennison 02 James M. Edwards, Sr. 03 Rev. Christian Oravec 04 Howard M. Picking, III 05 Sara A. Sargent
06	Robert L. Wise
The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain
2	Approval of the AmeriServ Financial, Inc. 2011 Stock Incentive Plan.						☐	☐	☐
3	An advisory (non-binding) vote on executive compensation.						☐	☐	☐

NOTE: In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE. Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated March 21, 2011.

For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting		Yes ☐	No ☐	☐	Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
				JOB #				SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

PROXY AMERISERV FINANCIAL, INC. Annual Meeting of Shareholders

The undersigned shareholder(s) of AMERISERV FINANCIAL, INC., Johnstown, Pennsylvania do(es) hereby appoint Harry Morrow and Barry Gilchrist, or either one of them my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of said Corporation standing in my (our) name(s) on its books on March 7, 2011, at the annual meeting of its Shareholders to be held at the Sunnehanna Country Club, 1000 Sunnehanna Drive, on Tuesday, April 26, 2011, at 1:30 p.m., or any adjournment(s) thereof, as follows on the reverse side.

This will ratify and confirm all that said attorney(s) may do or cause to be done by virtue hereof. Said attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at said meeting or any adjournment(s) thereof. I (we) hereby revoke all proxies by me (us) heretofore given for any meeting of Shareholders of said Corporation.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side